                    STOCK CONTRIBUTION AND MERGER AGREEMENT

                           DATED AS OF JULY 23, 1998


                                 BY AND AMONG


                            DETAILS HOLDINGS CORP.


                                      AND


                             DYNAMIC CIRCUITS INC.


                                      AND


                              THE STOCKHOLDERS OF
                             DYNAMIC CIRCUITS INC.

                               TABLE OF CONTENTS

ARTICLE I
     CONTRIBUTION AND MERGER...............................................   4
     1.1.  CONTRIBUTION OF DCI COMMON STOCK................................   4
     1.2.  DISCOUNT NOTES..................................................   4
     1.3.  MERGERCO I MERGER...............................................   4
     1.4.  OPTION AND BONUS PLAN PAYMENTS..................................   5
     1.5.  CONVERSION OF OPTIONS...........................................   5
     1.6.  DETAILS BANK DEBT...............................................   6
     1.7.  MERGERCO II MERGER..............................................   6
     1.8.  DELIVERIES......................................................   7

ARTICLE II

     THE CLOSING...........................................................   7

ARTICLE III

REPRESENTATIONS AND WARRANTIES.............................................   7
     3.1.  Representations and Warranties of Details Holdings and DCI......   7
     3.2.  SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS......  23

ARTICLE IV

     COVENANTS.............................................................  25
     4.1.  Waiver of Rights and Termination of DCI Stockholders Agreement..  25
     4.2.  Termination of Certain Agreements...............................  26
     4.3.  ACCESS TO INFORMATION...........................................  26
     4.4.  OPERATION OF BUSINESS...........................................  26
     4.5.  EFFORTS TO CONSUMMATE; COOPERATION..............................  27
     4.6.  STOCKHOLDERS AGREEMENT..........................................  27
     4.7.  INDEMNIFICATION.................................................  27
     4.8.  NON-COMPETITION.................................................  28
     4.9.  ASSIGNMENT OF RIGHTS............................................  28
     4.10. TAX REPORTING...................................................  28
     4.11. CONTINUATION OF CUPLEX OBLIGATIONS..............................  29
     4.12. STOCKHOLDER CONSENT.............................................  29

ARTICLE V
     CONDITIONS OF CLOSING.................................................  30
     5.1.  GENERAL CONDITIONS..............................................  30
     5.2.  CONDITIONS TO OBLIGATION OF DETAILS HOLDINGS....................  30
     5.3.  CONDITIONS TO OBLIGATION OF DCI AND THE STOCKHOLDERS............  32

ARTICLE VI

     INDEMNIFICATION.......................................................  34
     6.1.  INDEMNIFICATION.................................................  34
     6.2.  MONETARY LIMITATIONS............................................  35
     6.3.  CALCULATION OF LOSSES...........................................  35
     6.4.  SMALL CLAIMS THRESHOLD..........................................  36
     6.5.  SATISFACTION OF CLAIMS..........................................  36
     6.6.  NATURE AND SURVIVAL; TIME LIMITS................................  37
     6.7.  LIMITATION ON REMEDIES..........................................  38
     6.8.  THIRD PARTY CLAIMS..............................................  38
     6.9.  NON-CIRCULARITY.................................................  39
     6.10. BENEFICIARIES...................................................  39
     6.11. RESOLUTION OF CLAIMS............................................  39

ARTICLE VII

     TERMINATION...........................................................  39
     7.1.  RIGHT OF TERMINATION............................................  39
     7.2.  EFFECT OF TERMINATION...........................................  40

ARTICLE VIII

     MISCELLANEOUS.........................................................  40
     8.1.  INTERPRETIVE PROVISIONS; CERTAIN DEFINITIONS....................  40
     8.2.  STOCKHOLDER REPRESENTATIVE......................................  41
     8.3.  EXPENSES........................................................  41
     8.4.  LEGAL COUNSEL...................................................  42
     8.5.  ENTIRE AGREEMENT; AMENDMENT.....................................  42
     8.6.  SEVERABILITY....................................................  42
     8.7.  PUBLIC ANNOUNCEMENT.............................................  42
     8.8.  NOTICES.........................................................  43
     8.9.  COUNTERPARTS....................................................  45
     8.10. GOVERNING LAW...................................................  45
     8.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS..................  45
     8.12. BENEFITS OF AGREEMENT...........................................  46

                                    ANNEXES
                                    -------

I                 -   DCI Security Ownership
II                -   Redemption & Contribution
III               -   Details Holdings Security Ownership
                  -
                             SCHEDULES
                             ---------

1.8               -   Closing Date Deliveries
3.1(b)            -   Consents
3.1(c)            -   Equity Investments
3.1(e)            -   Financial Statements
3.1(f)            -   Undisclosed Liabilities
3.1(g)            -   Changes
3.1(h)            -   Contracts, Agreements, and Purchase Orders
3.1(i)            -   Litigation and Claims
3.1(j)            -   Real Property
3.1(l)            -   Intellectual Property
3.1(m)            -   ERISA Matters
3.1(n)            -   Transactions with Affiliates
3.1(o)            -   Insurance Policies
3.1(p)            -   Taxes
3.1(q)            -   Compliance with Laws
3.1(r)            -   Environmental Matters
3.1(s)            -   Customers and Suppliers
3.1(t)            -   Bank Accounts
4.2               -   Contracts to be terminated At Closing
5.1               -   Documents
8.2               -   Expenses

                                   EXHIBITS
                                   --------

EXHIBIT 1.3       -   Form of Mergerco I Merger Agreement
EXHIBIT 1.7       -   Form of Mergerco II Merger Agreement
EXHIBIT 4.8       -   Details Holdings Charter Amendment
EXHIBIT 4.12      -   Stockholders Consent
EXHIBIT 5.2(h)    -   Form of Opinion of McCutchen, Doyle, Brown & Enersen
EXHIBIT 5.3(f)(i) -   Form of Opinion of Ropes & Gray
EXHIBIT 5.3(f)(ii)-   Form of Opinion of Straddling, Yocca, Carlson & Rauth

                                  DEFINITIONS
                                  -----------

     The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:

TERM                                                                     SECTION
----                                                                     -------
Affiliate..........................................................       3.1(n)
Agreement..........................................................     Caption
Audited Balance Sheet..............................................       3.1(e)
Audited Financial Statements.......................................       3.1(e)
Bain Funds.........................................................       1.2(b)
By-Laws............................................................       3.1(a)
Capital............................................................    Preamble
Charter............................................................       3.1(a)
Class A Stock......................................................    Preamble
Class L Stock......................................................    Preamble
Closing............................................................ Article III
Closing Date....................................................... Article III
Code...............................................................       3.1(m)
Conflicting Organization...........................................         4.9
Contribution.......................................................    Preamble
Conversion Securities..............................................  3.1(d)(iii)
Cuplex Agreement...................................................        4.13
DCI................................................................     Caption
DCI Common Stock...................................................    Preamble
DCI Disclosure Schedules...........................................         3.1
DCI Indemnitees....................................................       6.1(a)
DCI Options........................................................    Preamble
DCI Securities.....................................................    Preamble
DCI Stockholders Agreement.........................................         4.1
Details Capital....................................................    Preamble
Details Holdings...................................................     Caption
Details Holdings Charter Amendment.................................         4.8
Details Holdings Common Stock......................................    Preamble
Details Holdings Disclosure Schedules..............................         3.1
Details Holdings Stockholders Agreement............................         4.6
Details Indemnitees................................................       6.1(b)
Details Intermediate...............................................    Preamble
Details Options....................................................       1.4(b)
Details Securities.................................................       3.1(d)
Details Stockholders...............................................       3.1(d)
Discount Notes.....................................................    Preamble

Document(s)........................................................        5.1
Employee Plan......................................................  3.1(m)(ii)
Employment Agreements..............................................      5.2(e)
Encumbrances.......................................................      3.1(k)
Environmental Laws.................................................   3.1(r)(i)
Environmental Permits..............................................   3.1(r)(i)
ERISA..............................................................      3.1(m)
ERISA Affiliate....................................................      3.1(m)
Financial Statements...............................................      3.1(e)
Former Cuplex Shareholders.........................................       4.11
GAAP...............................................................      3.1(e)
Governmental Authority.............................................      3.1(b)
Hazardous Substance................................................  3.1(r)(iv)
Indebtedness.......................................................      3.1(h)
Indemnified Party..................................................        6.7
Indemnifying Party.................................................        6.7
Intercompany Note..................................................   Preamble
Interim Balance Sheet..............................................      3.1(e)
Interim Financial Statements.......................................      3.1(e)
Laws...............................................................   3.1(q)(i)
Leased Real Property...............................................  3.1(j)(ii)
Leases.............................................................  3.1(j)(ii)
Listed Intellectual Property.......................................      3.1(l)
Loss(es)...........................................................      6.1(a)
Material Adverse Effect............................................      3.1(a)
Material Contract(s)...............................................      3.1(h)
Mergerco I.........................................................   Preamble
Mergerco I Merger Agreement........................................      1.3(c)
Mergerco II........................................................   Preamble
Mergerco II Merger Agreement.......................................      1.7(b)
Material Intellectual Property.....................................      3.1(l)
Minimal Amount.....................................................        6.4
New Details Warrants...............................................        1.1
New Senior Credit Facility.........................................        1.2
Option Agreements..................................................      5.2(f)
Ordinary Course of Business........................................      3.1(f)
Out-of-the-Money Options...........................................        1.4
Permits............................................................  3.1(q)(ii)
Permitted Encumbrances.............................................      3.1(k)
Person.............................................................      3.1(b)
Preferred Stock....................................................   Preamble
Relying Party......................................................        3.1
Representing Party.................................................        3.1

Returns............................................................  3.1(p)(i)
Series A Preferred Stock...........................................  Preamble
Series B Preferred Stock...........................................  Preamble
Shares.............................................................     3.2(c)
Stockholder(s).....................................................   Caption
Stockholder Representative.........................................       8.2
Stockholder Representative Indemnitee..............................       8.2
Tax(es)............................................................     3.1(p)
Termination Date...................................................     7.1(b)
Unvested DCI Options...............................................  Preamble
Unvested Details Options...........................................       1.4
Vested DCI Options.................................................  Preamble
Vested Details Options.............................................       1.4
Warrants...........................................................  Preamble

          STOCK CONTRIBUTION AND MERGER AGREEMENT dated as of July 23, 1998 (the "Agreement"), among DETAILS HOLDINGS CORP., a California corporation ("Details Holdings"), DYNAMIC CIRCUITS INC., a Delaware corporation ("DCI"), and EACH OF THE PERSONS OR ENTITIES IDENTIFIED ON THE SIGNATURE PAGES HERETO AS A STOCKHOLDER (each, a "Stockholder" and collectively, the "Stockholders").

          WHEREAS, the Stockholders are the only holders of all of the issued and outstanding shares of capital stock of DCI, with each Stockholder owning that number of shares of common stock, $.001 par value (the "DCI Common Stock"), and/or Series A Cumulative Redeemable Preferred Stock, $.001 par value (the "Series A Preferred Stock") and/or Series B Redeemable Preferred Stock, $.001 par value (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock");

          WHEREAS, certain Stockholders and other Persons listed on Annex I are the only holders of vested options to acquire DCI Common Stock (the "Vested DCI Options") and/or unvested options to acquire DCI Common Stock (the "Unvested DCI Options" and together with the Vested DCI Options, the "DCI Options"). The shares of DCI Common Stock, the shares of Preferred Stock, the Vested DCI Options, the Unvested DCI Options and the Warrants held by the Stockholders are referred to herein as the "DCI Securities";

          WHEREAS, at the Closing, each Stockholder will contribute a portion of his shares of DCI Common Stock to Details Holdings in exchange for Details Holdings Common Stock (as defined below) and warrants to purchase shares of Class A Common Stock, no par value, of Details Holdings (the "Class A Stock"), all upon the terms and subject to the conditions set forth in this Agreement (the "Contribution");

          WHEREAS, the parties intend that the Contribution qualify as an exchange under Section 351 of the Code;

          WHEREAS, on the Closing Date, immediately after the Contribution, Details Holdings will contribute all of the DCI Common Stock received by it in connection with the Contribution to Details Intermediate Holdings Corp. ("Details Intermediate"), its wholly-owned subsidiary;

          WHEREAS, immediately thereafter, Details Intermediate and each of the Bain Funds will contribute all of their remaining DCI Common Stock to Details Merger Corp. I, a Delaware corporation ("Megerco I") in exchange for common stock of Mergerco I;

          WHEREAS, immediately thereafter, (a) Details Intermediate will issue discount notes from which it will receive cash proceeds of approximately $33.4 million (the "Discount Notes") and will lend those proceeds to DCI in return for an intercompany note (the "Intercompany Note") and (b) DCI will use the proceeds of the borrowing evidenced by the intercompany note to repay, in part, the outstanding indebtedness under its existing senior credit facility (the "DCI Facility");

          WHEREAS, immediately thereafter, Mergerco I will merge with and into DCI in a transaction in which (a) each outstanding share of common stock of Mergerco I will be converted into one outstanding share of common stock of the surviving corporation, (b) each outstanding share of DCI Common Stock held by Mergerco I will be cancelled for no consideration, (c) each outstanding share of DCI Common Stock not held by Mergerco I will be converted into the right to receive a cash payment from the surviving corporation, (d) each outstanding share of Series A Preferred Stock will be converted into the right to receive a cash payment from the surviving corporation, and (e) each outstanding share of Series B Preferred Stock will remain outstanding;

          WHEREAS, the parties intend that Mergerco I be treated as a transitory corporation and disregarded for tax purposes;

          WHEREAS, DCI will incur indebtedness under a new senior credit facility and use the proceeds thereof to (a) repay the remaining outstanding indebtedness under the DCI Facility, (b) pay the merger consideration owed to former holders of shares of DCI Common Stock and Series A Preferred Stock, (c) make cash payments to the holders of DCI Options to the extent set forth in written agreements among Details Holdings, DCI and such holders and (d) pay certain fees and expenses;

          WHEREAS, the inclusion of DCI in the consolidated group of Details Holdings following the consummation of the transactions contemplated by this Agreement will provide sufficient additional earning capacity to permit Details Holdings to incur approximately $180 million of additional indebtedness;

          WHEREAS, Details, Inc., an indirect wholly-owned subsidiary of Details Holdings will incur indebtedness under a new senior credit facility and will use the proceeds thereof to repay in full the outstanding indebtedness under its existing senior credit facility;

          WHEREAS, at the Closing, Details Holdings, DCI and each holder of DCI Options are expected to enter into agreements pursuant to which DCI will make cash payments to holders of vested DCI Options and agree to make deferred cash payments, under certain circumstances, to holders of Unvested DCI Options;

          WHEREAS, at the Closing, (a) the Vested DCI Options are to be converted into vested options to acquire shares of Class A Stock and Class L Common Stock, no par value, of Details Holdings (the "Class L Stock" and together with the Class A Stock the "Details Holdings Common Stock") and (b) the Unvested DCI Options are to be converted into unvested options to acquire shares of Class A Stock and Class L Stock, respectively;

          WHEREAS, at the Closing, each holder of DCI Options will be granted Cash Bonus Units under Details Holdings' newly adopted Bonus Plan;

          WHEREAS, on the business day following the Closing, Details Intermediate will contribute all of its DCI Common Stock to Details Merger Corp. II, a Delaware corporation ("Mergerco II") in exchange for common stock of Mergerco II;

          WHEREAS, immediately thereafter, Mergerco II will merge with and into DCI in a transaction in which (a) the outstanding shares of Mergerco II will be converted into 100 shares of common stock of the surviving corporation, (b) each outstanding share of DCI Common Stock held by Mergerco II will be cancelled for no consideration, (c) each outstanding share of DCI Common Stock not held by Mergerco II will be converted into the right to receive a cash payment from the surviving corporation and (d) each outstanding share of Series B Preferred Stock will remain outstanding;

          WHEREAS, the parties intend that Mergerco II be treated as a transitory corporation and disregarded for tax purposes;

          WHEREAS, immediately thereafter, DCI will incur additional indebtedness under its new senior credit facility and use the proceeds thereof to pay the merger consideration owed to former holders of shares of DCI Common Stock, after which DCI will be a wholly-owned subsidiary of Details Intermediate (except for approximately $1.2 million face amount of Series B Preferred Stock);

          WHEREAS, immediately following the merger of Mergerco II with and into DCI, Details Intermediate will contribute the Intercompany Note of DCI to DCI as a capital contribution;

          WHEREAS, immediately thereafter Details Holdings will contribute all of the issued and outstanding capital stock of Details Capital Corp. ("Details Capital") to Details Intermediate; and

          WHEREAS, immediately thereafter, Details Intermediate will contribute all of the issued and outstanding DCI Common Stock to Details Capital, its wholly-owned subsidiary, which will then contribute all of the issued and outstanding DCI Common Stock to Details, Inc., its wholly-owned subsidiary.

          NOW, THEREFORE, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                            CONTRIBUTION AND MERGER

      Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, the following events shall occur in the order presented:

 1.1. CONTRIBUTION OF DCI COMMON STOCK.
      --------------------------------

      Each Stockholder hereby agrees to contribute to Details Holdings at the Closing the number of shares of DCI Common Stock set forth across from such Stockholder's name on Annex II under the heading "Contributed Stock" in exchange for (a) the shares of Class A Stock and Class L Stock set forth across from such Stockholder's name on Annex II under the headings "Class A Shares" and "Class L Shares" and (b) warrants to purchase the number of shares of Class A Stock set forth across from such Stockholder's name on Annex II under the heading "O-T-M Class A Warrants" which shall have an exercise price of $61.17 per share (the "New Details Warrants").

 1.2. DISCOUNT NOTES.
      --------------

      Details Intermediate will issue the Discount Notes and lend the proceeds to DCI in return for the Intercompany Note. DCI will use the proceeds of the borrowing evidenced by the Intercompany Note to repay, in part, the DCI Facility.

 1.3. MERGERCO I MERGER.
      -----------------

      On the Closing Date:

      (a) Details Holdings will contribute all of the DCI Common Stock received by it pursuant to Section 1.1 to Details Intermediate;

      (b) Each of Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the "Bain Funds") and Details Intermediate will contribute all of the remaining DCI Common Stock then owned by it to Mergerco I in exchange for common stock of Mergerco I;

      (c) Mergerco I will merge with and into DCI pursuant to a merger agreement (the "Mergerco I Merger Agreement") attached hereto as Exhibit 1.3. Pursuant to the Mergerco I Merger Agreement, (i) each outstanding share of common stock of Mergerco I will be converted into one outstanding share of common stock of the surviving corporation, (ii) each outstanding share of DCI Common Stock held by Mergerco I will be cancelled for no consideration, (iii) each outstanding share of DCI Common Stock not held by Mergerco I will be converted into the right to receive a cash payment from the surviving corporation equal to $21,3473 per share (the number of shares of DCI Common Stock held by each Stockholder to be so converted and the aggregate cash consideration to be paid to such Stockholder as a result of such conversion are set forth on Annex II under the heading "Merger Stock" and "Common Cash Merger Consideration," respectively); (iv) each outstanding share of Series A Preferred Stock will be converted into the right to receive a cash payment from the surviving corporation equal to $102.63 per share (the aggregate cash consideration to be paid each Stockholder as a result of such conversion is set forth on Annex II under the heading "Preferred Stock Merger Consideration"), and
(v) each outstanding share of Series B Preferred Stock will remain outstanding; and

      (d) With the proceeds of borrowings under a new senior credit facility into which DCI will enter on the Closing Date (the "New Senior Credit Facility"), DCI will (i) repay the remaining outstanding indebtedness under the DCI Facility, (ii) pay the Common Cash Merger Consideration and Preferred Stock Merger Consideration, (ii) make cash payments to the holders of DCI Options to the extent set forth in written agreements among Details Holdings, DCI and such holders and (iv) pay certain fees and expenses.

 1.4. OPTION AND BONUS PLAN PAYMENTS.
      ------------------------------

      (a) Pursuant to the Employment Agreements and the Option Agreements, DCI has agreed to make cash payments, on or prior to the Closing Date, to each holder of Vested DCI Options party to such an agreement in the manner and to the extent set forth in each such holder's agreement.

      (b) Pursuant to the Employment Agreements and the Option Agreements, DCI has agreed to make cash payments to each holder of Unvested DCI Options party to such an agreement at the time, in the manner and to the extent set forth in each such holder's agreement.

      (c) Effective on the date hereof, Details Holdings has adopted the Details Holdings Bonus Plan pursuant to which participants thereunder will be entitled to cash bonuses from Details Holdings upon the terms and subject to the conditions set forth in such Bonus Plan.

 1.5. CONVERSION OF OPTIONS.
      ---------------------

      (a)  Conversion of Vested DCI Options.  At the Closing, pursuant to the
           --------------------------------
Employment Agreements and the Option Agreements, the Vested DCI Options are to be converted into (i) vested options to purchase shares of Class A-5 Stock, (ii) vested options to purchase shares of Class L Stock (the options described in clauses (i) and (ii) collectively, the "Vested Details Options") and (iii) vested options to purchase Class A-5 Stock with an exercise price of $61.17 per share (the "Out-of-the-Money Options").

      (b)  Conversion of Unvested DCI Options.  At the Closing, pursuant to the
           ----------------------------------
Employment Agreements and the Option Agreements, the Unvested DCI Options are to be converted into (i) unvested options to purchase shares of Class A-5 Stock,
(ii) unvested options to purchase shares of Class L Stock (the options described in clauses (i) and (ii) collectively, the "Unvested Details Options" and together with the Vested Details Options, the "Details Options") and (iii) unvested Out-of-the-Money Options. Except as may be otherwise agreed in writing by Details Holdings and any holder of Unvested DCI Options, no Unvested DCI Options shall vest as a result of, or in connection with, the Closing or the transactions contemplated by the Documents. The vesting schedule for each holder's unvested options shall be as set forth in such holder's Employment Agreement or Option Agreement, as applicable.

 1.6. DETAILS BANK DEBT.
      -----------------

      With borrowings it incurs under the New Senior Credit Facility and other cash available to it, Details, Inc. will repay in full the outstanding indebtedness under its existing senior credit facility.

 1.7. MERGERCO II MERGER.
      ------------------

      One business day after the Closing Date:

      (a) Details Intermediate will contribute all of the DCI Common Stock then owned by it to Mergerco II in exchange for common stock of Mergerco II;

      (b) Mergerco II will merge with and into DCI pursuant to a merger agreement (the "Mergerco II Merger Agreement") attached hereto as Exhibit 1.7. Pursuant to the Mergerco II Merger Agreement, (i) all of the outstanding shares of common stock of Mergerco II will be converted into 100 outstanding shares of common stock of the surviving corporation, (ii) each outstanding share of DCI Common Stock held by Mergerco II will be cancelled for no consideration, (iii) each outstanding share of DCI Common Stock not held by Mergerco II will be converted into the right to receive a cash payment from the surviving corporation equal to $21.3473 per share (the number of shares of DCI Common Stock held by each Bain Fund to be so converted and the aggregate cash consideration to be paid such Bain Fund as a result of such conversion are set forth on Annex II under the heading "Merger Stock" and "Common Cash Merger Consideration," respectively); and (iv) each outstanding share of Series B Preferred Stock will remain outstanding; and

      (c) With the proceeds of borrowings under the New Senior Credit Facility, DCI will pay the merger consideration owed to the Bain Funds.

 1.8. DELIVERIES.
      ----------

      At the Closing, Details Holdings, the Stockholders, and DCI shall make such deliveries as are set forth on Schedule 1.8.

                                  ARTICLE II

                                  THE CLOSING

      The closing of the Contribution and the Mergerco I Merger Agreement (the "Closing") shall take place at the offices of Ropes & Gray, 885 Third Avenue, New York, New York ("Ropes & Gray"), or at such other place as shall be mutually agreeable to the parties hereto, on or prior to July 23, 1998 or if, despite all commercially reasonable efforts of the parties hereto, the conditions to the Closing set forth herein have not been satisfied by such date, as soon as possible thereafter (the "Closing Date"). The closing of the Mergerco II Merger Agreement shall take place at Ropes & Gray one business day after the Closing Date.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

 3.1. REPRESENTATIONS AND WARRANTIES OF DETAILS HOLDINGS AND DCI.
      ----------------------------------------------------------

          As an inducement to enter into this Agreement and the other Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, DCI (in such capacity, together with its subsidiaries, a "Representing Party") hereby represents and warrants to Details Holdings (in such capacity, a "Relying Party") as to the matters set forth in this Article III.

          As an inducement to enter into this Agreement and the other Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, Details Holdings (in such capacity, together with its subsidiaries, a "Representing Party") hereby represents and warrants to DCI and the Stockholders (in such capacity, collectively, a "Relying Party") as to the matters set forth in this Article III.

          Each reference to a "Schedule" with respect to Details Holdings as the Representing Party shall mean the disclosure schedules of Details Holdings (the "Details Holdings Disclosure Schedules"), and each reference to a "Schedule" with respect to DCI as the Representing Party shall mean the disclosure schedules of DCI (the "DCI Disclosure Schedules").

      (a) Organization, Good Standing, Qualification and Power. The Representing
          ----------------------------------------------------
Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Representing Party has delivered to the Relying Party correct and complete copies of the Representing Party's Charter and By-Laws (as hereinafter defined), as in effect on the date hereof. The Representing Party is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified has not had and could not reasonably be expected to have a material adverse effect on the assets, properties, rights, obligations, liabilities, condition (financial or otherwise), operations or business of the Representing Party, taken as a whole (a "Material Adverse Effect"). As used in this Agreement, the terms "Charter" and "By-Laws" respectively mean, with respect to any corporation, those instruments that, among other things, (i) define its existence, as filed or recorded with the applicable Governmental Authority (as hereinafter defined), including such corporation's Articles or Certificate of Incorporation, Organization or Association and (ii) otherwise govern its internal affairs, in each case as amended, supplemented, or restated.

     (b)  Authority, Enforceability, No Violation, Etc.  The Representing Party
          --------------------------------------------
has all requisite corporate power and authority to execute and deliver this Agreement and the other Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations under each Document. The execution and delivery by the Representing Party of each of the Documents to which it is or will be a party and the performance by the Representing Party of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Representing Party. Each of the Documents to which the Representing Party is or will be a party is, or upon its execution and delivery will be, a valid and binding obligation of the Representing Party, enforceable against it in accordance with the terms thereof. Except as set forth on SCHEDULE 3.1(B), neither the
                                           ---------------
execution or delivery by the Representing Party of any of the Documents to which it is or will be a party nor the consummation by the Representing Party of the transactions contemplated by the Documents or the performance by the Representing Party of its obligations thereunder will (i) conflict with or result in a breach of any provision of the Representing Party's Charter or By-Laws, (ii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Governmental Authority, in each case applicable to the Representing Party or its assets, properties or rights, (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets, properties or rights owned or used by the Representing Party or (iv) violate, conflict with or constitute (with notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of, or result in the creation of any Encumbrance upon any of the assets or properties of the Representing Party pursuant to the terms of, any material note, bond, lease, mortgage, indenture, license, agreement or other material instrument or obligation to which the Representing Party is a party or by which it or any of its properties or assets may be bound except any such violation, conflict, or default which is not reasonably likely to have a Material Adverse Effect.
Except as set forth on SCHEDULE 3.1(B), no material filing with, and no material
                       ---------------
permit, authorization, consent or approval of, any individual, corporation, association, partnership, joint venture or other entity or organization of any kind or Governmental Authority (collectively, a "Person") is necessary for the Representing Party's execution and delivery of the Documents to which it is or will be a party, the consummation by the Representing Party of the transactions contemplated thereby or the Representing Party's performance of its obligations thereunder. As used in this Agreement, the term "Governmental Authority" means any federal, state, local or foreign government, authority, instrumentality, department commission, board, bureau, agency or court.

     (c)  Equity Investments.  Except as otherwise set forth on SCHEDULE 3.1(C),
          ------------------                                    ---------------
the Representing Party does not have any subsidiaries and does not, directly or indirectly, own or have the right to acquire any capital stock of, or other ownership interest in, any Person. The Representing Party owns 100% of the capital stock of each of its subsidiaries, free and clear of any Encumbrances (except for Permitted Encumbrances and those Encumbrances listed on SCHEDULE
                                                                    --------
3.1(C) and there are no outstanding options, warrants, rights, calls,
------
agreements, convertible securities or other commitments or rights to purchase or acquire any unissued stock or other securities from such subsidiary (including securities held in treasury) and no other securities of such subsidiary are reserved for any purpose nor are there any contracts, commitments, voting trusts, proxies (coupled with an interest or otherwise) agreement, understandings, arrangements or restrictions to which, directly or indirectly, the Representing Party or any of its subsidiaries is a party which relate to the capital stock of such subsidiary.

     (d)  Capital Structure of the Representing Party, Title to Securities, Etc.
          ---------------------------------------------------------------------

          (i)   DCI represents and warrants that:

          The authorized capital stock of DCI consists of 9,000,000 shares of DCI Common Stock and 1,000,000 shares of Preferred Stock, of which (A) 7,073,723 shares of DCI Common Stock, 120,000 shares of Series A Preferred Stock and 124,465 shares of Series B Preferred Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and are held of record by the Stockholders in the amounts listed on Annex I, (B) 506,444 shares and 911,193 shares, respectively, are reserved for issuance to the Persons listed on Annex I pursuant to the DCI Options and,
     (C) no shares of DCI Common Stock and no shares of Preferred Stock are held in DCI's treasury. Except for the Options there are no outstanding options, warrants, rights, calls, agreements, convertible securities or other commitments or rights to purchase or acquire any unissued stock or other securities from DCI (including securities held in treasury) and no other securities of DCI are reserved for any purpose. Except for any Option, Warrant or agreement relating to the DCI Securities listed on
     SCHEDULE 4.2, there are no contracts, commitments, voting trusts, proxies
     ------------
     (coupled with an interest or otherwise), agreements, understandings, arrangements or restrictions to which, directly or indirectly, DCI is a party which relate to the DCI Securities.

          (ii) Details Holdings represents and warrants that:

          The authorized capital stock of Details Holdings consists of 300,000 shares of Class A-1 Common Stock, 640,000 shares of Class A-2 Common Stock, 950,000 shares of Class A-3 Common Stock, 550,000 shares of Class A-4 Common Stock, 1,460,000 shares of Class A-5 Common Stock, 150,000 shares of Class A-6 Common Stock, 650,000 shares of Class A-7 Common Stock and 475,000 shares of Class L Common Stock of which:

               (A) 208,620.0204 shares of Class A-1 Common Stock, 543,244.9310 shares of Class A-2 Common Stock, 422,718.3128 shares of Class A-3 Common Stock, 449,079.4109 shares of Class A-4 Common Stock, 467,114.4504 shares of Class A-5 Common Stock, no shares of Class A-6 Common Stock, no shares of Class A-7 Common Stock and 233,593.7596 shares of Class L Common Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and are held of record by the Persons listed on Annex III;

               (B) 157,962.5146 shares of Class A-5 are reserved for issuance to the Persons listed on Annex III pursuant to options granted under the 1996 Performance Option Plan, the 1996 Employee Option Plan and the 1997 Equity Incentive Plan;

               (C) 14,348.8558 shares of Class L Stock are reserved for issuance to the Persons listed on Annex III pursuant to options granted under the 1996 Performance Option Plan and the 1996 Employee Option Plan;

               (D) 70,210.8536 shares of Class A-4 Stock are reserved for issuance to Persons listed on Annex III pursuant to warrants;

               (E) 8,677.7557 shares of Class L Stock are reserved for issuance to the Persons listed on Annex III pursuant to warrants; and

               (F) No shares of Class A Common Stock and no shares of Class L Common Stock are held in Details Holdings treasury (all such securities, collectively, the "Details Securities").

          All Persons listed on Annex III are referred to herein as the "Details Stockholders." Except for the above referenced options and warrants, there are no outstanding options, warrants, rights, calls, agreements, convertible securities or other commitments or rights to purchase or acquire any unissued stock or other securities from Details Holdings (including securities held in treasury) and no other securities of Details Holdings are reserved for any purpose. Except for the above referenced options and warrants and the Details Holdings Stockholders Agreement, there are no contracts, commitments, voting trusts, proxies (coupled with an interest or otherwise), agreements, understandings, arrangements or restrictions to which, directly or indirectly, Details Holdings is a party which relate to the Details Securities.

          (iii) Details Holdings further represents and warrants that:

                (A) 1,276,279.1690 shares of the Class A Common Stock and 162,064.5077 shares of the Class L Common Stock of Details Holdings have been authorized for issuance to the Stockholders under the Agreement;

                (B) Options and Warrants to purchase 345,813.4610 shares of the Class A Common Stock and 33,260.4275 shares of the Class L Common Stock have been authorized for grant to the holders of the DCI Options under the Agreement;

                (C) Sufficient shares of Class A Common Stock and Class L Common Stock are reserved for issuance upon exercise of the Details Options to be granted under the Employment Agreements and the Option Agreements and the New Details Warrants (the shares of Class A Common Stock and Class L Common Stock issuable upon the foregoing exercise together with the shares of Details Holdings Common Stock described in subparagraph (A) above and the Options and Warrants collectively referred to as the "Conversion Securities");

                (D) Assuming the validity of the representations and warranties of each Stockholder contained in Section 3.2 hereof, the Details Holdings Common Stock to be issued pursuant to this Agreement, when issued in compliance with the Agreement, will be (i) validly issued, fully paid and nonassessable, free and clear of any Encumbrances except as set forth in the Details Holdings Stockholders Agreement and
          (ii) issued in compliance with all applicable federal and state securities laws;

                (E) No holder of any security of Details Holdings or any other Person is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which Details Holdings or any of its subsidiaries is a party or that are otherwise binding upon Details Holdings in connection with the issuance of the Conversion Securities.

     (e)  Financial Information.
          ---------------------

          (i)  Annex A to SCHEDULE 3.1(E) contains complete and accurate copies
                          ---------------
     of (A) the audited consolidated balance sheet of the Representing Party as of December 31, 1997 (the "Audited Balance Sheet"), and the related audited consolidated statements of income and cash flows for the year then ended (together with the Audited Balance Sheet, the "Audited Financial Statements"), together with the report thereon of the Representing Party's independent certified public accountants and (B) the unaudited consolidated balance sheet of the Representing Party as of March 31, 1998 (the "Interim Balance Sheet") and the related unaudited statements of income and cash flows for the 3-month period then ended (together with the Interim Balance Sheet, the "Interim Financial Statements"). The Audited Financial Statements and the Interim Financial Statements are collectively called the "Financial Statements."

          (ii)   Except as set forth on SCHEDULE 3.1(E), the Representing
                                        ---------------
     Party's Financial Statements (A) were prepared in accordance with the books and records of the Representing Party, (B) fairly present, in all material respects, the financial position of the Representing Party at and as of the dates indicated and the results of operations of the Representing Party for the periods indicated (subject, in the case of the Interim Balance Financial Statements, to normal year-end adjustments which will not, in the aggregate, be material and to the lack of footnotes) and (C) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the period covered thereby, subject, in the case of Interim Financial Statements, to normal year-end adjustments which will not, in the aggregate, be material and to the lack of footnotes.

          (iii)  Annex B of SCHEDULE 3.1(E) contains (A) the Consolidated
                            ---------------
     EBITDA of the Representing Party for the 12 months ended on each of March 31, 1998 and June 30, 1998 after giving pro forma effect to each Investment by the Representing Party or any of its subsidiaries in any subsidiary of the Representing Party (or any Person which becomes a subsidiary of the Representing Party) and each acquisition of assets (including, in each case, the Incurrence of Indebtedness in connection therewith) as if such Investment and/or acquisition occurred on the first day of each such period (adjusted for bona fide pro forma expense and cost reductions and related adjustments) and (B) the Representing Party's contribution to the Consolidated EBITDA of Details Holdings for the 12 months ended on each of March 31, 1998 and June 30, 1998 after giving pro forma effect to the items described in clause (a) and the transactions contemplated hereby (including the Incurrence of Indebtedness in connection with the transactions contemplated hereby) as if the Closing occurred on the first day of each such period (adjusted for bona fide pro forma expense and cost reductions and related adjustments). No representation is being made that the adjustments described above for bona fide pro forma expense and cost reductions and related adjustments were calculated on a basis consistent with Regulation S-X under the Securities Act. For purposes of this Section 3.1(e)(iii), "Consolidated EBITDA," "Investment," "Incurrence" and "Indebtedness" shall have the respective meanings set forth in the Indenture dated November 18, 1997 between Details Capital Corp. (as successor to Details Holdings Corp.) and the State Street Bank and Trust Company, as trustee (as amended).

     (f) Absence of Undisclosed Liabilities.  The Representing Party does not
         ----------------------------------
have any liabilities or obligations (accrued, absolute, contingent or otherwise) of a type required to be reflected on a balance sheet prepared in accordance with GAAP that were not disclosed or reflected on the Interim Balance Sheet except (i) those liabilities incurred in the ordinary course of business consistent with past custom and practice (including with respect to quantity, frequency and timing) ("Ordinary Course of Business") since the date of the Interim Balance Sheet and (ii) liabilities disclosed on SCHEDULE 3.1(F).
                                                        ---------------

     (g) Absence of Changes.  Since the date of the Interim Balance Sheet there
         ------------------
has been no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect. Further, since the date of the Interim Balance Sheet, the business of the Representing Party has been operated in the Ordinary Course of Business and, except as set forth in the Documents or on
SCHEDULE 3.1(G), there has been no (i) deviation from historical methods of
---------------
accounting, including any change in accounting practices concerning slow selling inventory, or material deviations from other practices in connection with the maintenance of the Representing Party's books and records, (ii) damage, destruction or loss which is not fully covered by insurance and which has had or can reasonably be expected to have a Material Adverse Effect on the Representing Party, (iii) declaration or payment of any dividend or other distribution on or with respect to the shares of capital stock of the Representing Party, or any direct or indirect redemption, purchase or other acquisition of any of such shares (except, in the case of DCI, for the transactions set forth in Section 1.2), (iv) increase in or prepayment of compensation payable or to become payable by the Representing Party to any of its senior executives, or the making of any bonus payment or similar arrangement to or with any of them, except in the Ordinary Course of Business or pursuant to any of the Documents, (v) cancellation of material indebtedness due to the Representing Party from others (other than the write-off of accounts receivable in the Ordinary Course of Business), (vi) material change in the manner in which the Representing Party extends discounts or credits to customers, (vii) material change in the manner in which the Representing Party markets inventory, (viii) sale, transfer or other disposition of a material portion of the assets of the Representing Party, except in the Ordinary Course of Business and for fair value, or scrapping of a material portion of the assets of the Representing Party as obsolete, (ix) binding commitments for capital expenditures of the Representing Party in excess of $1,000,000 in the aggregate, or (x) change in the Representing Party's policies with respect to the payment of accounts payable or other current liabilities and the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable.

     (h) Agreements, Etc.  SCHEDULE 3.1(H) sets forth an accurate and complete
         ----------------  ---------------
list of each contract or agreement, whether written or oral (including any and all amendments thereto) to which the Representing Party is a party or by which the Representing Party is bound (each such contract or agreement, a "Material Contract," and collectively, the "Material Contracts") and which:

          (i) relates to Indebtedness (as defined below) including a letter of credit or similar arrangement issued for the account or benefit of the Representing Party or a guarantee of any Indebtedness or any other Person;

          (ii) relates to the purchase, maintenance or acquisition, or sale or furnishing or materials, supplies, merchandise, machinery, equipment, parts or any other property or services (excluding any such contract made in the Ordinary Course Business of the Representing Party and which is expected to be fully performed within twelve (12) months of the date hereof or which involves revenues or expenditures of less than $1,000,000);

          (iii) is a collective bargaining agreement or contract with any labor union;

          (iv) prohibits or restricts the Representing Party from competing with any business, or obligates the Representing Party to conduct any business with only certain parties, or otherwise restrains or prevents the Representing Party from carrying on any lawful business in any geographic area;

          (v) relates to the use and protection of confidential information and Intellectual Property of the Representing Party's customers and end-users;

          (vi) relates to employment, compensation, severance or consulting between the Representing Party and any of its respective officers, directors, employees or consultants who are entitled to compensation thereunder (including any profit-sharing, bonus, stock option, pension, retirement, savings, stock purchase, stock appreciation, hospitalization insurance or similar plan or agreement, formal or informal, providing benefits to any current or former officers, directors, employees or consultants);

          (vii) is a purchase agreement, conditional sales agreement, occupancy agreement, license, lease or sublease for real property, which in the case of a license, lease or sublease has a term of more than twelve
     (12) months, and involves annual payments in excess of $500,000;

          (viii) is a lease, sublease or other title retention agreement or conditional sales agreement involving payments aggregating in excess of $1,000,000 for any machinery, equipment, vehicle or other tangible personal property (whether the Representing Party is a lessor or lessee);

          (ix) is a contract for capital expenditures or the acquisition or construction of fixed assets involving payments in excess of $1,000,000; or

          (x) is a joint venture or partnership contract or other contract involving the sharing of profits, losses, costs or liabilities.

Except as set forth on SCHEDULE 3.1(H), (A) all of the Material Contracts are in
                       ---------------
full force and effect and enforceable in all material respects by the Representing Party in accordance with their terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity, (B) the Representing Party is not in material breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a material breach or default under) any Material Contract listed, and (C) the Representing Party has not given nor, to the Representing Party's knowledge, has it received from any other Person, at any time since December 31, 1997, any notice or other communication regarding any material breach of, or default under, any Material Contract which has not been cured or waived.

For purposes of this Agreement, "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) under capital leases or (iv) in the nature of guarantees of the obligations described in clauses (i) through
(iii) above of any other Person.

     (i)  Litigation.  Except as set forth on SCHEDULE 3.1(I), there is no
          ----------                          ---------------
action, suit, claim, audit, investigation or legal, administrative or arbitration proceeding pending or, to the Representing Party's knowledge, threatened against the Representing Party, whether at law or in equity, whether civil or criminal in nature and whether before or by any Governmental Authority, excluding workers compensation claims incurred in the Ordinary Course of Business. Except as set forth on SCHEDULE 3.1(I), there are no judgments,
                                  ---------------
decrees, injunctions or orders of any Governmental Authority binding upon the Representing Party. The Representing Party is not in default under any judgment, decree, injunction or order.

     (j)  Real Property.
          -------------

          (i) The Representing Party does not own, directly or indirectly, any real property or improvements thereon.

          (ii)   Set forth on SCHEDULE 3.1(J) is a list of all real property
                              ---------------
     leased (the "Leased Real Property") by the Representing Party, the date of each lease agreement and any amendments thereto or modifications thereof (whether written or oral) (collectively, the "Leases"), and whether there is any requirement to obtain the consent of any Person under each Lease to the transactions contemplated by this Agreement (including the placement of Encumbrances on such Lease or the property subject thereto).

          (iii)  Except as set forth on SCHEDULE 3.1(J), the Representing Party
                                        ---------------
     does not own or hold and is not obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any parcel of Leased Real Property or any portion thereof or interest therein. The Representing Party is not a lessor, sublessor or grantor under any contract granting to another Person any right to the possession, use, occupancy or enjoyment of any parcel of Leased Real Property.

     (k)  Title to Assets, Properties and Rights and Related Matters.  The
          ----------------------------------------------------------
Representing Party has marketable title to all the properties, interests in properties and assets, real, personal or mixed, reflected as being owned on the Interim Balance Sheet by the Representing Party (except for those sold or otherwise disposed of in the Ordinary Course of Business since the Interim Balance Sheet Date), and to those acquired by the Representing Party after the Interim Balance Sheet Date and not sold or otherwise disposed of since their acquisition, free and clear of all Encumbrances (as defined below) of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) Encumbrances securing taxes, assessments, governmental charges or levies or the Encumbrances of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iii) minor Encumbrances of a character which are not reasonably expected to have a Material Adverse Effect on the Representing Party, (iv) Encumbrances securing Indebtedness listed on SCHEDULE 3.1(K) or (v)
                                                         ---------------
Encumbrances securing Indebtedness incurred in connection with the Agreement ("Permitted Encumbrances"). As used herein, the term "Encumbrances" shall mean and include any security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, rights of first offer, community property interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     (l)  Intellectual Property.  Part A of SCHEDULE 3.1(L) sets forth an
          ---------------------             ---------------
accurate and complete list of all material patents, pending patent applications, trademarks, service marks, pending trademark or service mark applications and trade names licensed to, assigned to, applied for or registered in the name of, the Representing Party, or which the Representing Party uses in its business, and all material copyright registrations or pending applications for copyright registrations of the Representing Party, or which the Representing Party uses in its business, including the nature (e.g., patent, trademark, etc.) of such
                                    ----
intellectual property, the application or registration number, the jurisdiction and the record owner (all such intellectual property which is or should have been listed on Part A of SCHEDULE 3.1(L) being referred to as the "Listed
                         ---------------
Intellectual Property").  Part B of SCHEDULE 3.1(L) also sets forth all material
                                    ---------------
licenses (other than licenses for "shrink wrapped" off-the-shelf software) to which the Representing Party is a party and that directly relate to the Listed Intellectual Property or any other material intellectual property rights (including inventions, drawings, mask works, trade secrets, customer lists, software, technical information, data, process technology, plans, blueprints, know-how and confidential information) currently used by the Representing Party or necessary to permit the Representing Party to conduct its business as now conducted (the Listed Intellectual Property and the other intellectual property rights are collectively called the "Material Intellectual Property"). Except as set forth on Part C of SCHEDULE 3.1(L):
                       ---------------

          (i) no registration, patent or other governmental document relating to the Material Intellectual Property has lapsed, expired or been abandoned or canceled or is the subject of cancellation proceedings or otherwise held invalid or unenforceable with respect to the Material Intellectual Property;

          (ii) the Representing Party owns or possesses adequate and enforceable licenses, assignments, or other authorizations (free of Encumbrances other than Permitted Encumbrances and free of any obligation to make payment to any third party for the use thereof) to use all Material Intellectual Property;

          (iii) the Representing Party has not infringed on or misappropriated, and is not now infringing on or misappropriating, any intellectual property right belonging to any Person based on the operations of the Representing Party within the last three years, and no claim has been made or is pending or, to the knowledge of the Representing Party, threatened to the effect that any Material Intellectual Property is invalid, unenforceable or infringes on or misappropriates the rights of any other Person;

          (iv) to the Representing Party's knowledge, no Person is infringing upon, misappropriating or violating any of the Material Intellectual Property in any material respect;

          (v) the Representing Party has taken reasonable security measures to protect the secrecy, confidentiality and value of its and its customers' trade secrets, proprietary processes and formulae, inventions, know-how, customer lists and other confidential and proprietary information; and

          (vi) the Representing Party has not licensed or granted rights to any third party to use any of the Material Intellectual Property, other than to customers in the Ordinary Course of Business.

     (m)  Benefit Plans; ERISA Matters.  Except as set forth in SCHEDULE 3.1(M):
          ----------------------------                          ---------------

          (i) All Employee Plans (as defined below) have been operated and administered in all material respects in accordance with applicable law (including ERISA and the Code);

          (ii) neither the Representing Party nor any of it ERISA Affiliates has maintained, currently maintains, is obligated to make any contributions to, or has any liability with respect to, any Employee Plan;

          (iii) neither the Representing Party nor any of its ERISA Affiliates, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3 of ERISA respectively) with respect to an Employee Plan has breached the fiduciary rules of the ERISA or engaged in a prohibited transaction which could subject the Representing Party or its ERISA Affiliates to any tax or penalty imposed under Sections 495 of the Code or Section 502(i), (j) or (1) of ERISA;

          (iv) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied in all material respects with respect to each Employee Plan;

          (v) each Employee Plan which is a "group health plan" within the meaning of Section 5000 of the Code has been maintained in all material respects in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or would reasonably be expected to be incurred;

          (vi) no benefit payable or which may become payable by the Representing Party or its ERISA Affiliates pursuant to any Employee Plan shall constitute an "excess parachute payment," within the meaning of
     Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code;

          (vii) no Employee Plan currently maintained by the Representing Party or its ERISA Affiliates is or was a "multiple employer plan" (within the meaning of Section 413 of the Code);

          (viii) neither the Representing Party nor any of its ERISA Affiliates is, or ever has been, obligated to contribute to any "multi-employer plan" (within the meaning of Section 3 of ERISA) or other plan subject to Title IV of ERISA; and

          (ix)    other than as required under Section 601 et seq. of ERISA, no
                                                           ------
     Employee Plan provides benefits or coverage following retirement or termination of employment.

As used in this Agreement, "Employee Plan" means any "employee benefit plan" (as that term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as any other plan, program or arrangement involving direct and indirect compensation, whether covering a single individual or a group of individuals, under which the Representing Party, or any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, the Representing Party as defined in Section 414(b) or
(c) of the Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate"), has or may have any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries. The Representing Party has delivered to the Relying Party correct and complete copies of all Employee Plans and related documents. The Relying Party acknowledges and agrees that the only representations and warranties of the Representing Party herein as to any ERISA matters are those contained in this Section 3.1(m).

     (n)  Transactions with Affiliates.  Except as set forth in Part A of
          ----------------------------
SCHEDULE 3.1(N) and except for employment arrangements entered into in the
---------------
Ordinary Course of Business and which are disclosed on SCHEDULE 3.1(H), (i)
                                                       ---------------
since August 19, 1996, in the case of DCI and its subsidiaries as Representing Party, and October 28, 1997, in the case of Details Holdings and its subsidiaries as Representing Party, the Representing Party has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from or entered into or been subject to any management, consulting or similar agreement with, Affiliates and (ii) the Representing Party is not party to an agreement pursuant to which it is obligated to do any of the foregoing. The term "Affiliate," with respect to any Person, means any stockholder of such Person or any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. Except as set forth in Part B of SCHEDULE 3.1(N), no Affiliate of the
                                          ---------------
Representing Party is indebted to the Representing Party for money borrowed or other loans or advances (except for advances of business expenses in the Ordinary Course of Business).

     (o)  Insurance.  SCHEDULE 3.1(O) contains an accurate and complete list and
          ---------   ---------------
a brief description of all material insurance policies currently in effect which are presently owned or held by the Representing Party, insuring the products, properties, assets, business and operations of the Representing Party and its potential liabilities to third parties, copies of which have been delivered to Relying Party. As of the date of this Agreement, all premiums due have been paid and no notice of cancellation or termination or intent to cancel has been received by the Representing Party with respect to any such policy. To the knowledge of the Representing Party, the Representing Party is not in material default under any such insurance policies.

     (p)  Taxes.  Except as set forth on SCHEDULE 3.1(P):
          -----                          ---------------

          (i) The Representing Party has filed all material returns, declarations of estimated tax, tax reports, information returns and statements required to be filed by it prior to the Closing Date relating to any material Taxes with respect to any income, assets or operations of the Representing Party, other than those for which extensions shall have been granted prior to the Closing Date (collectively, the "Returns");

          (ii)   the Returns are true and correct in all material respects;

          (iii) the Representing Party has paid, or made adequate provision in accordance with GAAP, for the payment of all Taxes for the periods ending on or before the Closing Date;

          (iv) the Representing Party has not waived any statute of limitations affecting any Tax liability or agreed to any extension of time during which a Tax assessment or deficiency assessment may be made;

          (v) there are no pending examinations by any taxing authority of any Returns of the Representing Party and the Representing Party has not received written notice of any unresolved questions or claims concerning its Tax liability;

          (vi) the Representing Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party;

          (vii) other than Encumbrances for Taxes not yet due and payable, there are no Encumbrances on any of the assets of the Representing Party that arose in connection with any failure (or alleged failure) to pay any Tax; and

          (viii) the unpaid Taxes of the Representing Party do not exceed the reserve for Tax liability set forth in the Interim Balance Sheet as adjusted for the passage of time including any Tax liability incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet established in accordance with GAAP.

The term "Tax" or "Taxes" means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, or income as specifically defined, or earnings, profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment or windfall profits taxes, alternative or add-on minimum taxes, imposts or customs duties together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority on such Person. The Representing Party is not a party to any Tax sharing agreement. The Relying Party acknowledges and agrees that the only representations and warranties of the Representing Party herein as to any Tax matters (other than ERISA matters, which are covered by Section 3.1(m) above) are those contained in this Section 3.1(p).

     (q)  Compliance with Laws.  Except as set forth on SCHEDULE 3.1(Q):
          --------------------                          ---------------

          (i) the Representing Party is (and since June 30, 1996 has been) in material compliance with all applicable laws, rules, regulations, ordinances, decrees and orders of any Governmental Authority (other than Environmental Laws, which are covered by Section 3.1(r)) (collectively, "Laws") and has not received any notice of any alleged claim or threatened claim, violation of or liability under any such Law which has not heretofore been cured or for which there is no remaining liability;

          (ii) The Representing Party has all governmental permits, licenses, consents, approvals, franchises and other authorizations necessary for the conduct of its business as presently conducted ("Permits");

          (iii) all of the Permits are valid, binding, and in full force and effect;

          (iv) no loss or expiration of any such Permit is pending or reasonably foreseeable or to the knowledge of the Representing Party threatened; and

          (v) the Representing Party is in compliance with the material terms of such Permits.

     (r)  Environmental Matters.
          ---------------------

          (i) The Representing Party has all Permits (collectively, the "Environmental Permits") which are required in connection with the ownership of its assets and properties and the operation of its business under all federal, state and local statutes, laws, codes, regulations, ordinances, rules, principles of common law, judgments, orders, decrees, injunctions, concessions, grants, franchises, agreement or governmental restrictions relating to the environment, including relating to health or safety, pollution or the generation, handling, storage, transport, disposal, discharge or release of any materials or substances into the environment except for those failures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect (collectively, "Environmental Laws");

          (ii) all such Environmental Permits are in full force and effect, and no action or proceeding is pending or to the knowledge of the Representing Party threatened to revoke, rescind, limit or otherwise modify any Environmental Permit;

          (iii) the Representing Party is in compliance in all material respects with the terms and conditions of all Environmental Permits and other limitations, restrictions, conditions, rules and regulations, standards, prohibitions, requirements, obligations, schedules and timetables contained in or issued, entered or promulgated under or pursuant to any Environmental Law applicable to it or its business;

          (iv) the Leased Real Property and owned Real Property is free of contamination from any toxic or hazardous substance or waste, including any petroleum or petroleum-derived substance or waste or any asbestos containing material, as defined in any applicable Environmental Laws (a "Hazardous Substance") except for such contamination that could not reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule 3.1(r)(iv);

          (v)    Except as set forth in Schedule 3.1(r)(v), the Representing
     Party:

                    (A) has not discharged or released any Hazardous Substance except for discharges or releases which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                    (B) is not liable or responsible for clean up costs, remedial work or damages (including any natural resource damages) in connection with the generation, handling, storage, transport, disposal, discharge or release of any Hazardous Substance prior to the Closing Date;

                    (C) has not received any notice under any Environmental Laws of any asserted violation, proceeding, investigation or lawsuit arising out of or related to the operation, of the business of the Representing Party or any-claim for clean-up costs, remedial work or damages from any Person in connection with the generation, handling, storage, transport, disposal, discharge or release of any Hazardous Substance except for those which, in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                    (D) has not entered into any agreement with any Person pursuant to which the Representing Party has assumed responsibility for, either directly or indirectly as a guarantor or surety, or otherwise agreed to contribute to, the remediation of any condition arising from or relating to the generation, handling, storage, transport, disposal, discharge or release of any Hazardous Substance; and

                    (E) has not filed any notice under any applicable Environmental Law reporting any past or present generation, handling, storage, transport, disposal, discharge or release of any Hazardous Substance.

The Representing Party has delivered to the Relying Party, correct and complete copies of all environmental studies, reports, audits, or analyses in the Representing Party's possession relating to the assets and properties owned or leased by the Representing Party. The Relying Party acknowledges and agrees that the only representations and warranties of the Representing Party herein as to any environmental matters are those contained in this Section 3.1(r).

     (s)  Intentionally Omitted.
          ---------------------

     (t)  Banking Facilities.  SCHEDULE 3.1(T) sets forth a true, correct and
          ------------------   ---------------
complete list of:

          (i) each bank, savings and loan or similar financial institution in which the Representing Party has an account or safety deposit box or other arrangement, and any number or other identifying codes of such accounts, safety deposit boxes or other arrangements; and

          (ii) the names of all persons authorized to draw one each such account or have access to any such safety deposit facility or such other arrangement.

     (u)  Labor Relations; Employees.  There is no pending or, to the knowledge
          --------------------------
of the Representing Party, threatened unfair labor practices complaint against the Representing Party before the National Labor Relations Board or any comparable governmental authority. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Representing Party, threatened against the Representing Party. No representation question currently exists respecting the employees of the Representing Party. No collective bargaining agreement is currently in force or is being negotiated by the Representing Party.

     (v)  Brokers.  Other than Bain Capital, Inc. and Celerity Partners, no
          -------
agent, broker, investment banker or other Person acting on behalf of the Representing Party or under the authority of the Representing Party is or will be entitled to any fee or commission directly or indirectly from the Representing Party in connection with any of the transactions contemplated hereby.

     (w)  NO ADDITIONAL REPRESENTATIONS.  THE REPRESENTING PARTY IS NOT MAKING
          -----------------------------
ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE REPRESENTING PARTY, INCLUDING ANY OF THE ASSETS, PROPERTIES OR RIGHTS OF THE REPRESENTING PARTY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3.1, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3.1, THE CONDITION OF THE ASSETS, PROPERTIES AND RIGHTS OF THE REPRESENTING PARTY, SHALL BE "AS IS" AND "WHERE IS."

 3.2. SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.
      ----------------------------------------------------------

          Each Stockholder, severally as to himself or itself only and not jointly or as to any other Stockholder of DCI, represents and warrants to Details Holdings as follows:

     (a)  Authority, Enforceability, No Violation, Etc. Such Stockholder has the
          ---------------------------------------------
full and absolute power to enter into each Document to which it is or will be a party and perform its other obligations under each such Document. The execution and delivery by such Stockholder of each Document to which it is or will be a party and the performance by such Stockholder of its obligations thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. Each Document to which such Stockholder is or will be a party has been, or upon its execution and delivery will be, duly and validly executed and delivered by such Stockholder and is, or upon its execution and delivery will be, a valid and binding obligation of such Stockholder, enforceable against such in accordance with its terms. Neither the execution or delivery by such Stockholder of any Document to which it is or will be a party, the consummation by such Stockholder of the transactions contemplated by the Documents nor the performance by such Stockholder of its obligations thereunder will (i) conflict with or result in a breach of any provision of such Stockholder's Charter or By-Laws (if applicable), (ii) violate any material law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Governmental Authority, in each case applicable to such Stockholder or the Securities owned by such Stockholder, or (iii) conflict with or result in a default or breach of any provision of any material contract or agreement to which Stockholder is a party or by which the DCI Securities owned by such Stockholder may be bound and which would have a material adverse effect on such Stockholder's ability to perform its obligations under the Documents to which such Stockholder is or will be party. Assuming that no Representing Party has breached the representation set forth in the fourth sentence of Section 3.1(b) and no other Stockholder has breached the representation set forth in this sentence, no material filing with, and no material permit, authorization, consent or approval of, any Person is necessary on the part of the Stockholder for the consummation by the Stockholder of the transactions contemplated by the Documents.

     (b)  Ownership.  Such Stockholder is the lawful owner, of record and
          ---------
beneficially, of the DCI Securities owned by such Stockholder (which are those DCI Securities listed across from such Stockholder's name on Annex I) and has good title to such Securities, free and clear of any and all Encumbrances other than liens for taxes not yet due and payable and has no other interest in any DCI Securities.

     (c)  Details Common Stock.  Such Stockholder understands that the
          --------------------
securities of Details Holdings to be delivered in connection with the Contribution and which may be purchased upon exercise of the Options and the Warrants (the "Shares") have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of specified exemptions therefrom which depend upon, among other things, the representations and warranties, of such Stockholder set forth in this Section 3.2(c). Such Stockholder is able to bear the economic risk of holding the Shares for an indefinite period of time and is experienced and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of acquiring the Shares. Such Stockholder acknowledges that all of the securities of Details Holdings received hereunder will bear a legend to the effect that transfers are restricted unless
(i) the transfer is exempt from the registration requirements under the Securities Act and Details Holdings receives an opinion of counsel satisfactory to it to that effect, or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act.

     (d)  Registration of Details Common Stock.  Such Stockholder understands
          ------------------------------------
that Details Holdings is under no obligation to effect a registration of the Shares under the Securities Act and that the obligation of Details Holdings to effect a registration of the Shares is limited as set forth in the Details Holdings Stockholders Agreement.

     (e)  Investment Intent.  Such Stockholder is acquiring the Shares for such
          -----------------
Stockholder's own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

     (f)  Accredited Investor.  Such Stockholder is an Accredited Investor
          -------------------
within the definition set forth in Rule 501(a) of the Securities Act with respect to the Shares and is resident at the address set forth on his or her Employment Agreement or Option Agreement, as applicable.

     (g)  Access to Information regarding Details Holdings and DCI.  Such
          --------------------------------------------------------
Stockholder has been provided access to such information and documents regarding Details Holdings and DCI as such Stockholder has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of Details Holdings and DCI concerning the terms and conditions of this Agreement and the Shares.

     (h)  Independent Investment Decision.  Recognizing that each Stockholder,
          -------------------------------
officer and director of DCI has his own distinct financial interest in the transactions contemplated by this Agreement and that certain Stockholders and directors have a financial interest in DCI, Details Holdings and/or a prospective purchaser of the Discount Notes, each Stockholder hereby approves and ratifies the actions of each other Stockholder, the officers and directors of DCI in the negotiation of this Agreement and the transactions contemplated hereby and confirms that he has made an independent investment decision to enter into this Agreement.

     (i)  Brokers.  No agent, broker, investment banker or other Person acting
          -------
on behalf of such Stockholder or under the authority of such Stockholder is or will be entitled to any fee or commission directly or indirectly from Details Holdings or DCI in connection with any of the transactions contemplated hereby.

     (j) NO ADDITIONAL REPRESENTATIONS. SUCH STOCKHOLDER IS NOT MAKING ANY REPRESENTATION OR WARRANTY, JOINT OR SEVERAL, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO ITSELF (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3.2), OR WITH RESPECT TO ANY OTHER STOCKHOLDER OR DCI (INCLUDING AS TO ANY OF THE ASSETS, PROPERTIES OR RIGHTS OF
DCI).

                                  ARTICLE IV

                                   COVENANTS

4.1. WAIVER OF RIGHTS AND TERMINATION OF DCI STOCKHOLDERS AGREEMENT.
     --------------------------------------------------------------

          Each Stockholder (a) hereby waives application of the provisions of the Stockholders Agreement, dated as of August 19, 1996 among DCI and the shareholders of DCI party thereto (as amended, the "DCI Stockholders Agreement") in connection with the transactions contemplated by the Documents to the extent such rights are applicable and

(b) agrees that the DCI Stockholders Agreement shall terminate and the provisions thereof shall be of no further force and effect concurrently with the Closing.

4.2. TERMINATION OF CERTAIN AGREEMENTS.
     ----------------------------------

          Concurrently with the Closing, each of the Contracts and option plans listed on SCHEDULE 4.2 shall be automatically terminated without any further
          ------------
action by the parties thereto or any further liability of any party thereunder.

4.3. ACCESS TO INFORMATION.
     ---------------------

          From and after the date hereof until the Closing Date, DCI and Details Holdings will afford to each other, their counsel and authorized representatives free and full access upon reasonable notice and during normal business hours (but without reasonable interruption of either's business) to all of its facilities, management and books and records relating to their business (including tax returns filed and in preparation) as either Details Holdings or DCI may reasonably request.

4.4. OPERATION OF BUSINESS.
     ---------------------

     (a) From and after the date hereof until the Closing, except as contemplated by the Documents or as otherwise consented to in writing, DCI and Details Holdings and each of their respective subsidiaries will:

          (i)    conduct their business only in the Ordinary Course of Business;

          (ii) not dispose of any assets with a fair market value of $100,000 individually or $500,000 in the aggregate, except sales of inventories in the Ordinary Course of Business;

          (iii) use commercially reasonable efforts to maintain their business, assets, properties and rights in accordance with past custom and practice;

          (iv) not reclassify, combine, split, subdivide, or pay or declare a dividend in respect of, or redeem or otherwise repurchase any capital stock or issue, deliver, pledge or encumber any additional capital stock or other securities equivalent to or exchangeable for capital stock;

          (v) not acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock, partnership interests or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (vi) not pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the Ordinary Course of Business;

          (vii) not change the accounting methods or practices followed, including any change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in GAAP; and

          (viii) not amend or modify in any way their respective Charters or By-Laws.

4.5. EFFORTS TO CONSUMMATE; COOPERATION.
     ----------------------------------

     (a) Subject to the terms and conditions of this Agreement, each party hereto shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable laws, regulations and ordinances in order to consummate the transactions contemplated hereby, including (i) obtaining all material permits, authorizations, consents and approvals of any Governmental Authority which are required for or in connection with the consummation of the transactions contemplated hereby and by the other Documents, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to the other party's obligations hereunder as set forth in Article V and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

     (b) Each party hereby agrees to cooperate with each other in determining whether any filings are required to be made or consents required bo be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents.

4.6. STOCKHOLDERS AGREEMENT.
     ----------------------

     By executing this Agreement, each Stockholder agrees that from and after the Closing Date, without any further action on the part of such Stockholder, such Stockholder shall be a party to the Stockholders Agreement dated as of October 28, 1997 among Details Holdings and its Stockholders (as defined therein) (as amended from time to time, the "Details Holdings Stockholders Agreement"), and the Conversion Securities acquired by such Stockholder shall be Shares (as defined in the Details Holdings Stockholders Agreement) of the type set forth across from such Stockholder's name on Annex II.

4.7. INDEMNIFICATION.
     ---------------

     (a) All rights against DCI to indemnification and exculpation (including the advancement of expenses) from liabilities for acts or omissions occurring at or prior to the

Closing Date (including with respect to the transactions contemplated by this Agreement) existing as of the date hereof in favor of the current or former directors or officers of DCI as provided in its Certificate of Incorporation, its By-laws and the indemnification agreements set forth in SCHEDULE 4.7 shall
                                                            ------------
continue in full force and effect without amendment, modification or repeal in accordance with their terms for a period of not less than six years after the Closing Date; provided however, that if any claims are asserted or made within
              -------- -------
such period, all rights to indemnification (and to advancement of expenses) thereunder in respect of any such claims shall continue, without diminution, until disposition of any and all such claims. Notwithstanding the foregoing, no DCI Indemnitee will be entitled to make any claim for indemnification against Details Holdings by reason of the fact that he, she or it (or any of his, her or its officers, directors, agents or other representatives) was a controlling person, director, officer, employee, agent or other representative of DCI or of any of its subsidiaries or was serving as such for another Person at the request of any of DCI or any of its shareholders, subsidiaries or other Affiliates (whether such claim is pursuant to any statute, charter, by-law, contractual obligation or otherwise) with respect to any action brought under this Agreement by Details Holdings against any Stockholder.

     (b) The provisions of this Section 4.7 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

4.8. NON-COMPETITION.
     ---------------

     In consideration of the benefits which each of them will realize upon consummation of the transactions contemplated by this Agreement (including receipt of substantial cash payments and equity ownership in Details Holdings in respect of their equity ownership of DCI), each Stockholder who is an employee of DCI immediately prior to the Closing Date hereby confirms and agrees to be bound by the terms of the Non-Compete and Technology Transfer Agreement (or other similar agreement) to which such employee is party. Each of the parties to such agreements intend that such agreement be enforceable to the fullest extent permitted by law.

4.9. ASSIGNMENT OF RIGHTS.
     --------------------

     Effective upon the Closing, without any further action, Celerity Circuits, LLC hereby assigns and transfers to Details Holdings any and all rights to indemnification it may have under the Acquisition Agreement dated as of June 12, 1996 among Celerity Circuits, LLC, DCI and Charles D. Dimick and the other stockholders and options holders of Dynamic Circuits Inc. listed therein.

4.10.TAX REPORTING.
     -------------

     For tax purposes, the parties will report the transactions executed pursuant to this Agreement on a basis consistent with the parties' intention that the Contribution qualify as an exchange under section 351 of the Code and that Mergerco I and Mergerco II be treated as transitory corporations and disregarded for tax purposes.

4.11. CONTINUATION OF CUPLEX OBLIGATIONS.
      ----------------------------------

      Each of Ronald Ryno, Jeffrey Ryno, Vernon Morgan and Richard Galatian (collectively, the "Former Cuplex Shareholders") who are party, together with DCI, to that certain Stock Purchase Agreement (as amended or otherwise modified from time to time, the "Cuplex Agreement") dated as of August 22, 1997 hereby agree as follows:

      (a) To the extent it may be required under the Cuplex Agreement or DCI's Certificate of Incorporation, each of the Former Cuplex Shareholders hereby consents to the consummation of each of the transactions contemplated by the Documents.

      (b) For purposes of Section 2.3 of the Cuplex Agreement, upon consummation of the Contribution, the term Buyer Common Stock shall be deemed to be a reference to the Class A-5 Common Stock and the Class L Common Stock received by the Former Cuplex Shareholders pursuant to this Agreement. Any reduction in the number of shares of Class A-5 Common Stock or Class L Common Stock pursuant to Section 2.3 of the Cuplex Agreement (as modified by the preceding sentence) shall be effected only at an agreed upon amount of $241.7925 per share of Class L Common Stock and $1.0468 per share of Class A-5 Common Stock.

      (c) DCI and the Former Cuplex Shareholders hereby agree that any obligation of the Former Cuplex Shareholders to be satisfied by a reduction in the number of shares of Series B Preferred Stock or Buyer Common Stock (as modified by clause (b) above) of the Former Cuplex Shareholders may be satisfied by the cancellation of such shares by DCI or Details Holdings, as applicable.

      (d) Except as modified by this Section 4.11, DCI and the Former Cuplex Shareholders hereby confirm the Cuplex Agreement as being in full force and effect.

4.12. STOCKHOLDER CONSENT.  By his execution of this Agreement, each Stockholder
      -------------------
hereby grants his written consent to the adoption of the resolutions set forth on Exhibit 4.12.

                                   ARTICLE V

                             CONDITIONS OF CLOSING

5.1. GENERAL CONDITIONS.
     ------------------

     The respective obligations of each party to consummate the transactions contemplated by this Agreement and the other agreements, instruments, certificates and documents listed on SCHEDULE 5.1 (together with this Agreement,
                                     ------------
each a "Document" and, collectively, the "Documents") is subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Details Holdings and DCI:

     (a)  HSR Act.  Any waiting period (and any extension thereof) applicable to
          -------
the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

     (b)  Charter Amendment.  The Details Holdings Charter Amendment shall have
          -----------------
become effective.

     (c)  No Litigation or Legislation.  There shall not be any statute, rule or
          ----------------------------
regulation that could reasonably be expected to have the effect of preventing, delaying or making the transactions contemplated by any of the Documents illegal or otherwise prohibited or any pending or threatened investigation, hearing, order, decree or judgment enjoining or seeking to enjoin the performance of any of the Documents or the transactions contemplated hereby or thereby or involving any challenge to, or seeking damages, or other relief in connection with such transactions.

     (d)  Funding.  Details Holdings and DCI shall have received adequate
          -------
assurances to their reasonable satisfaction that the permanent debt financing described in the letters attached hereto as Exhibit 5.1(d) will be available on the Closing Date.

5.2. CONDITIONS TO OBLIGATION OF DETAILS HOLDINGS.
     --------------------------------------------

     The obligation of Details Holdings to perform this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Details Holdings:

     (a)  Authorization.  All corporate or other action necessary to authorize
          -------------
the execution, delivery and performance of this Agreement and the other Documents by DCI and the Stockholders and the consummation of the transactions contemplated by this Agreement and the other Documents shall have been duly and validly taken by DCI and the Stockholders and DCI and the Stockholders shall have full power and authority to enter into and consummate the transactions contemplated by this Agreement and the other Documents.

     (b)  Performance of Obligations of DCI and Stockholders.  DCI and each of
          --------------------------------------------------
the Stockholders shall have performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed, complied with and satisfied by it under this Agreement and the other Documents prior to or at the Closing and DCI shall have supplied Details Holdings with a certificate to such effect with respect to DCI.

     (c)  Secretary Certificate.  Details Holdings shall have received a
          ---------------------
certificate, dated as of the Closing Date, signed by the Secretary of DCI and certifying as to:

          (i) the Charter, By-Laws, incumbency of officers executing each of the Documents to which DCI is a party; and

          (ii) resolutions of the Board of Directors of DCI authorizing the execution, delivery and performance by DCI of each of the Documents to which DCI is a party.

     (d)  Representations and Warranties.
          ------------------------------

          (i) the representations and warranties of DCI, in its capacity as a Representing Party, set forth in Section 3.1 shall be true and correct as of the date of this Agreement and except, in the case of such representations and warranties not qualified by materiality, for those failures which in the aggregate have not had and which could not reasonably be expected to have a Material Adverse Effect, as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representations and warranty shall be correct in all material respects on the date so specified) and Details Holdings shall have received a certificate of the President of DCI to such effect; and

          (ii) the representations and warranties of each Stockholder set forth in Section 3.2 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except in the case of such representations and warranties not qualified by materiality, for those failures which could not reasonably be expected to have a Material Adverse Effect.

     (e)  Employment Agreements.  Details Holdings shall have received duly
          ---------------------
executed employment agreements from each of Charles Dimick, John Peters, Gregory Halvorson, Thomas Caldwell and Eric Naroian (the "Employment Agreements").

     (f)  Option Agreements.  Details Holdings shall have received duly executed
          -----------------
Option Agreements from each holder of a DCI Option who is not party to an Employment Agreement (the "Option Agreements").

     (g)  Fairness Opinion.  Details Holdings shall have received an opinion
          ----------------
dated the Closing Date from Murray, Devine & Company (or such other independent expert reasonably satisfactory to Details Holdings) to the effect that in its opinion, as of the Closing Date, the transactions contemplated by this Agreement are fair to Details Holdings from a financial point of view.

     (h)  Opinions of Counsel to DCI.  Details Holdings shall have received an
          --------------------------
opinion dated the Closing Date from McCutchen, Doyle, Brown & Enersen, counsel to DCI, substantially in the form attached hereto as Exhibit 5.2(h).

     (i)  No Material Adverse Change.  Since December 31, 1997, there shall not
          --------------------------
have been any change which has resulted in a Material Adverse Effect with respect to DCI and its subsidiaries and no event shall have occurred or circumstance exist that could reasonably be expected to result in such a Material Adverse Effect.

     (j)  Other Documents.  Each of the Stockholders shall have duly executed
          ---------------
and delivered each of the Documents to which it is a party.

     (k)  Consents.  DCI shall have received all consents set forth on SCHEDULE
          --------                                                     --------
3.1(B) of the DCI Disclosure Schedules.
------

5.3. CONDITIONS TO OBLIGATION OF DCI AND THE STOCKHOLDERS.
     ----------------------------------------------------

     The obligation of DCI and each Stockholder to perform this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by DCI:

     (a)  Authorization.  All corporate or other action necessary to authorize
          -------------
the execution, delivery and performance of this Agreement and the other Documents by Details Holdings and the consummation of the transactions contemplated by this Agreement and the other Documents shall have been duly and validly taken by Details Holdings and Details Holdings shall have full power and authority to enter into and consummate the transactions contemplated by this Agreement and the other Documents.

     (b)  Performance of Obligations of Details Holdings.  Details Holdings
          ----------------------------------------------
shall have performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed, complied with and satisfied by it under this Agreement and the other Documents prior to or at the Closing and shall have supplied DCI with a certificate to such effect.

     (c)  Secretary Certificate.  DCI shall have received a certificate dated as
          ---------------------
of the Closing Date, signed by the Secretary of Details Holdings and certifying as to:

          (i) the Charter, By-Laws, incumbency of officers executing each of the Documents to which Details Holdings is a party; and

          (ii) the resolutions of the Board of Directors of Details Holdings authorizing the execution, delivery and performance by Details Holdings of each of the Documents to which Details Holdings is a party.

     (d)  Representations and Warranties.  The representations and warranties of
          ------------------------------
Details Holdings, in its capacity as a Representing Party, set forth in Section
3.1 shall be true and correct as of the date of this Agreement and except, in the case of such representations and warranties not qualified by materiality, for those failures which in the aggregate have not had and which could not reasonably be expected to have a Material Adverse Effect, as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representations and warranty shall be correct in all material respects on the date so specified) and DCI shall have received a certificate of the President of Details Holdings to such effect.

     (e)  Fairness Opinion.  DCI shall have received an opinion dated the
          ----------------
Closing Date from Murray, Devine & Company (or such other independent expert reasonably satisfactory to DCI) to the effect that in its opinion, as of the Closing Date, the transactions contemplated by this Agreement are fair to DCI from a financial point of view.

     (f)  Opinion of Counsel to Details Holdings.  DCI and the Stockholders
          --------------------------------------
shall have received an opinion dated the Closing Date of (i) Ropes & Gray, counsel to Details Holdings, substantially in the form attached hereto as
Exhibit 5.3(f)(i) and (ii) Straddling, Yocca, Carlson & Rauth, special counsel to Details Holdings, substantially in the form attached hereto as Exhibit 5.3(f)(ii).

     (g)  Solvency Opinion. DCI shall have received an opinion dated the Closing
          ----------------
Date from Murray Devine & Company (or such other independent expert reasonably satisfactory to DCI) to the effect that in its opinion, as of the Closing Date, the transactions contemplated by the Agreement shall not render DCI and its subsidiaries or Details Capital and its subsidiaries insolvent.

     (h)  No Material Adverse Change.  Since December 31, 1997, there shall not
          --------------------------
have been any change which has resulted in a Material Adverse Effect with respect to Details Holdings and its subsidiaries and no event has occurred or circumstance exists that could reasonably be expected to result in such a Material Adverse Effect.

     (i)  Consents.  Details Holdings shall have received all consents set forth
          --------
on SCHEDULE 3.1(B) of the Details Disclosure Schedules.
   ---------------

                                  ARTICLE VI

                                INDEMNIFICATION

6.1. INDEMNIFICATION.
     ---------------

     (a) From and after the Closing Date, Details Holdings shall indemnify and hold harmless, to the fullest extent permitted by law, subject to the limitations set forth in Sections 6.2, 6.3, 6.4, 6.6 and 6.7, the Stockholders and their respective partners, officers, directors, employees and agents (collectively, the "DCI Indemnitees") from, against and in respect of any liability, loss, cost, damage, diminution of value, deficiency, demand, claim, suit, action or cause of action, fine, penalty, cost or expense, including the cost or expense of any and all investigations or proceedings, settlements, compromises, reasonable attorney's fees and expenses (being referred to herein as, "Losses") arising from, related to or in connection with any of the following:

          (i) any breach or default in performance prior to the Closing Date by Details Holdings of any covenant or agreement of Details Holdings contained in this Agreement; or

          (ii) any breach of any representation or warranty made by Details Holdings and/or any of its subsidiaries, in their capacity as a Representing Party, in this Agreement (as each such representation or warranty would read if all qualifications as to materiality (including in the definition of Material Adverse Effect) were deleted therefrom).

     (b) From and after the Closing Date, Details Holdings shall indemnify and hold harmless, to the fullest extent permitted by law and subject to the limitations set forth in Sections 6.2, 6.3, 6.4, 6.6 and 6.7, the holders of Details Holdings Common Stock on the Closing Date (as reflected in Annex III) and their respective partners, officers, directors, employees and agents (collectively, the "Details Indemnitees") from, against and in respect of any Losses arising from, related to or in connection with any of the following:

          (i) any breach or default in performance by DCI prior to the Closing Date of any covenant or agreement of DCI contained in this Agreement; or

          (ii) any breach of any representation or warranty made by DCI and/or any of its subsidiaries, in their capacity as a Representing Party, in this Agreement (as each such representation or warranty would read if all qualifications as to materiality (including in the definition of Material Adverse Effect) were deleted therefrom).

     (c) From and after the Closing Date, each Stockholder shall, on a several and not a joint basis, indemnify and hold harmless, to the fullest extent permitted by law, subject to the limitations set forth in Sections 6.3, 6.4, 6.6 and 6.7, the Details Indemnitees from, against and in respect of Losses arising from, related to or in connection with (i) any breach or default in performance by such Stockholder prior to the Closing Date of any covenant or agreement of such Stockholder contained in this Agreement or (ii) any breach of any representation or warranty made by such Stockholder in this Agreement (as each such representation or warranty would read if all qualifications as to materiality (including in the definition of Material Adverse Effect) were deleted therefrom).

6.2. MONETARY LIMITATIONS.
     --------------------

     (a) Except as provided in Section 6.2(c) below, Details Holdings shall not have any obligation to indemnify any DCI Indemnitee pursuant to Section 6.1(a)(ii) unless and until (and then only to the extent that) the aggregate of all individual Losses for which indemnity is not precluded by Section 6.4 incurred or sustained by the DCI Indemnitees in respect of Section 6.1(a)(ii) exceeds $4,000,000. The aggregate liability of Details Holdings to indemnify the DCI Indemnitees for Losses in respect of Section 6.1(a)(ii) shall in no event exceed $25,000,000.

     (b) Except as provided in Section 6.2(c) below, Details Holdings shall not have any obligation to indemnify any Details Indemnitee pursuant to Section 6.1(b)(ii) unless and until (and then only to the extent that) the aggregate of all individual Losses for which indemnity is not precluded by Section 6.4 incurred or sustained by the Details Indemnitees in respect of Section 6.1(b)(ii) exceeds $4,000,000. The aggregate liability of Details Holdings to indemnify the Details Indemnitees for Losses in respect of Section 6.1(b)(ii) shall in no event exceed $25,000,000.

     (c) Notwithstanding the foregoing, (i) the minimum dollar limitation set forth in the first sentence of each of Section 6.2(a) and 6.2(b) and the provisions of Section 6.4 shall not apply to Losses arising from, related to or in connection with any claim with respect to the representations and warranties contained in the first sentence of Section 3.1(a), the first three sentences of
Section 3.1(b) and all of Section 3.1(d) and (ii) the minimum dollar limitation set forth in the first sentence of each of Section 6.2(a) and 6.2(b) shall not apply to Losses arising from any claim with respect to the representations and warranties contained in Section 3.1(p).

6.3. CALCULATION OF LOSSES.
     ---------------------

     The amount of the Loss of an Indemnified Party as to which indemnification exists under this Agreement shall be calculated by taking into account (a) the present value, based on a discount rate equal to the mid-term applicable federal rate as determined under Section 1274(d) of the Code at the time, of any Tax benefit actually realized by such Indemnified Party (as defined below) in connection with or as a result of the occurrence of such Loss to the extent the present value of such Tax benefit exceeds the present value of any Tax to be paid by such Indemnified Party in connection with the indemnification proceeds,
(b) any insurance proceeds
actually received by such Indemnified Party (and not applied by such Indemnified Party on an equitable basis against any portion of a Loss that is not indemnified hereunder) and increased insurance costs incurred in connection with or as a direct result of the occurrence of such Loss, (c) any indemnification proceeds received by Details Holdings or such Indemnified Party (including proceeds from the indemnification provisions described in Section 4.9 and the indemnification provisions set forth in (i) the Amended and Restated Recapitalization Agreement dated as of October 4, 1997 by and among DI Acquisition Corp., Details Holdings and the stockholders listed on Schedule 1 thereto and (ii) the Cuplex Agreement) and (d) if such Loss results from the diminution in value of such Indemnified Party's equity interest in Details Holdings, such Loss shall be calculated based on such Indemnified Party's fully diluted equity interest in Details Holdings at the later of the business day after the Closing Date or the date such Loss is incurred. If the amount to be netted pursuant to this Section 6.3 against any payment by an Indemnifying Party of any amount otherwise required to be paid pursuant to this Article VI shall be undetermined, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that Indemnifying Party would not have had to pay (or, in the case of a payment by Details Holdings pursuant to section 6.5(a), surrender to Details Holdings for cancellation shares of Class L Stock Details Holdings would not have had to issue) pursuant to this Article VI had such determination been made at the time of such payment (or issuance).

6.4. SMALL CLAIMS THRESHOLD.
     ----------------------

     Except to the extent set forth in Section 6.2(c), no DCI Indemnitee or Details Indemnitee shall be entitled to seek indemnification under Section 6.1(a)(ii) or Section 6.1(b)(ii) in respect of any Loss unless the amount of such Loss incurred by all DCI Indemnitees or all Details Indemnities, as the case may be, exceeds $50,000 (the "Minimal Amount"). If a Loss exceeds the Minimal Amount, the DCI Indemnitees or Details Indemnitees, as the case may be, shall be entitled to seek indemnification, subject to the other limitations in this Section 6, for the full amount of such Loss. Notwithstanding the foregoing, any DCI Indemnitee or Details Indemnitee shall be entitled to seek indemnification under Section 6.1(a)(ii) or 6.1(b)(ii) in respect of an individual Loss which does not exceed $50,000 if the claim in respect of such Loss is one of more than one claim based on the same or related set of facts, circumstances or occurrences, or the same or a series of related transactions giving rise to an indemnification claim and such claims taken together involve a Loss in excess of $50,000.

6.5. SATISFACTION OF CLAIMS.
     ----------------------

     (a) Any claim by an Indemnified Party under Sections 6.1(a) and 6.1(b) shall be satisfied by issuing to such Indemnified Party shares of Class L Stock. The number of shares of Class L Stock to be issued to any individual Indemnified Party in respect of any claim by such Indemnified Party shall be determined by
(i) calculating the amount of the Loss in respect of such claim in accordance with Section 6.3, (ii) dividing such amount by $364.0909 and

(iii) taking the result and dividing it by (A) one minus (B) the fully diluted
                                                   -----
equity ownership percentage of Details Holdings represented by the Details Holdings Common Stock held by such Indemnified Party at the time such claim is satisfied (assuming, for purposes of such calculation, that such Indemnified Party neither acquired (other than through exercise of options or warrants held by him on the Closing Date) nor disposed of any Details Holdings Common Stock after the Closing Date).

     (b)  All Claims under Section 6.1(c) shall be satisfied in cash.

     (c) For the purposes of subsection (a), when calculating the fully diluted equity ownership percentage of Details Holdings of any Indemnified Party which was an equity holder of both Details Holdings and DCI prior to the Closing:

          (i) only those shares of Details Common Stock owned by such Indemnified Party immediately prior to the Closing shall be included when such Indemnified Party is a Details Indemnitee; and

          (ii) only those shares of Details Common Stock issued to such Indemnified Party under this Agreement (or acquired upon exercise of a warrant granted to him under this Agreement) shall be included when such Indemnified Party is a DCI Indemnitee

     (d) Any issuance of shares of Class L Stock in satisfaction of a claim under Section 6.1 shall be treated as a purchase price adjustment by the recipient thereof.

6.6. NATURE AND SURVIVAL; TIME LIMITS.
     --------------------------------

     (a) Regardless of any investigation made at any time by or on behalf of any party hereto or of any information and party may have in respect thereof, all representations and warranties made herein or pursuant hereto or in connection with the transactions contemplated by the Documents shall survive the Closing and continue in effect until the first anniversary of the Closing, except for (i) representations and warranties contained in the first sentence of
Section 3.2(a), the first three sentences of Section 3.2(b), the first three sentences of Section 3.3(a) and all of Section 3.3(b), which shall continue in full force and effect indefinitely, (ii) representations and warranties in
Section 3.1(p) which shall survive the Closing and continue in effect until 30 days after the running of the applicable statute of limitations and (iii) representations and warranties contained in Section 3.1(r) which shall survive the Closing and continue in effect until December 31, 1999. Any claim for indemnification pursuant to this Article VI as a result of any breach of representation or warranty must be made within the period of time during which such representation or warranty survives the Closing pursuant to this Section 6.6(a). Any claim described in the preceding sentence made within the applicable time period (and, to the extent of such claim, any representation or warranty upon which such claim is based) shall survive thereafter until such claim is finally resolved. For purposes of this Article VI (except to the extent otherwise set forth in Section 6.8), any claim for indemnification shall be duly made by giving written notice of such claim to the Indemnifying Party.

     (b) Except to the extent otherwise set forth herein, the covenants and agreements of the parties set forth in this Agreement shall survive indefinitely.

6.7. LIMITATION ON REMEDIES.
     ----------------------

     After the Closing Date, the indemnification provided in this Article VI, subject to the limitations set forth in this Agreement, shall be the exclusive remedy available to any Indemnified Party for any breach of any representation, warranty or covenant to be performed prior to the Closing Date, including without limitation any remedies under CERCLA.

6.8. THIRD PARTY CLAIMS.
     ------------------

     Promptly after the receipt by any party entitled to indemnification (the "Indemnified Party") pursuant to this Article VI of notice of the commencement of any action against such Indemnified Party by a third party, such Indemnified Party shall, if a claim with respect thereto is to be made against Details Holdings or any Stockholder hereunder (the "Indemnifying Party") pursuant to this Article VI, give such Indemnifying Party written notice thereof in reasonable detail in light of the circumstances then known to such Indemnified Party. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnified Party, provided that the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party assumes the defense of such claim, the Indemnified Party agrees to reasonably cooperate in such defense so long as the Indemnified Party is not materially prejudiced thereby. So long as the Indemnifying Party is conducting the defense of such claim actively and diligently, the Indemnified Party may retain separate co-counsel at its sole cost and expense and may participate in the defense of such claim, and neither any Indemnifying Party nor any Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other, which consent will not be unreasonably withheld. In the event the Indemnifying Party does not or ceases to conduct the defense of such claim actively and diligently, (x) the Indemnified Party may defend against, and consent to the entry of any judgement or enter into any settlement with respect to, such claim in any manner it may reasonably deem to be appropriate, (y) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim, including attorney's fees and expenses, and (z) the Indemnifying Party will remain responsible for any Losses the Indemnitee may suffer as a result of such claim to the full extent provided in this Article VI.

6.9.  NON-CIRCULARITY.
      ---------------

      Each Stockholder hereby agrees that it will not make any claim for indemnification against Details Holdings or any of its subsidiaries by reason of the fact that he was a controlling person, director, officer, employee, agent or other representative of DCI or was serving as such for another Person at the request of DCI (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, Charter, By-law, Contractual Obligation or otherwise) with respect to any claim brought by the Details Stockholders or Details Holdings relating to this Agreement or any of the transactions contemplated hereby.

6.10. BENEFICIARIES.
      -------------

      (a) The provisions of Section 6.1(a) are intended to be for the benefit of and will be enforced by, each DCI Indemnitee, his or her heirs and his or her representatives and assigns.

      (b) The provisions of Section 6.1(b) and 6.1(c) are intended to be for the benefit of, and will be enforced by, each Details Indemnitee, his or her heirs and his or her representatives and assigns.

6.11. RESOLUTION OF CLAIMS.
      --------------------

      Claims for indemnity by the Details Indemnitees shall be resolved by agreement between the Stockholders Representative (acting on behalf of all Stockholders) and such Details Indemnitees or, with respect to claims for indemnity that affect all holders of Details Holdings Common Stock on the Closing Date proportionately, the Representative (as defined in the DCI Transaction Agreement among Details Holdings, such holders and the Representative), acting on behalf of all holders of Details Holdings Common Stock on the Closing Date. Claims for indemnity by the DCI Indemnitees shall be resolved by agreement between the Representative (acting on behalf of all holders of Details Holdings Common Stock on the Closing Date) and such DCI Indemnitees or, with respect to claims for indemnity that affect all Stockholders proportionately, the Stockholders Representative, acting on behalf of all Stockholders.

                                  ARTICLE VII

                                  TERMINATION

7.1.  RIGHT OF TERMINATION.
      --------------------

      This Agreement may be terminated at any time prior to the Closing by:

      (a)  the mutual written consent of Details Holdings and DCI; or

     (b) by either Details Holdings or DCI in writing, without liability to the terminating party on account of such termination (except as otherwise provided in Section 7.2), if the Closing shall not have occurred on or before August 20, 1998 (the "Termination Date"); or

     (c) by either Details Holdings or DCI if (i) the conditions to such party's obligations shall have become impossible to satisfy on or before the Termination Date (after giving effect to any potential actions the non-terminating party may propose to take to cure such failure of condition after reasonable notice form the party proposing to terminate this Agreement), provided that no party shall be entitled to terminate this Agreement pursuant to this clause (c) if the reason for such impossibility is due to a breach by the party proposing to terminate this Agreement or (ii) any permanent injunction or other order of a Governmental Authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable.

7.2. EFFECT OF TERMINATION.
     ---------------------

     Termination of this Agreement pursuant to Section 7.1 shall terminate all obligations of the parties hereunder, except for the obligations under Section 8.3, provided that nothing herein shall relieve any party from liability for breach hereof or of any other Document prior to termination.

                                 ARTICLE VIII

                                 MISCELLANEOUS

8.1. INTERPRETIVE PROVISIONS; CERTAIN DEFINITIONS.
     --------------------------------------------

     (a) Whenever used in this Agreement, "to the Representing Party's knowledge" or "to the knowledge of the Representing Party" shall mean the actual knowledge of Charles Dimick, Eric Naroian, John Peters, Gregory Halvorson and Tom Caldwell in the case of DCI and Bruce McMaster, Lee Muse, Terry Wright and Joseph Gisch in the case of Details Holdings. The inclusion of any information on any Schedule shall not be deemed to be an admission or acknowledgment by, the Representing Party in and of itself, that such information is required to be listed on such Schedule or is material to or outside the Ordinary Course of Business of the Representing Party or any of its Subsidiaries, as applicable. Nothing contained herein or in any of the Exhibits or Schedules hereto shall constitute an admission of liability or an admission against the Representing Party interest.

     (b) The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement.

All references to sections, schedules and exhibits mean that sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and subsection headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

     (c) Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18th is March 18th, and one month following March 31 is May 1.

8.2. STOCKHOLDER REPRESENTATIVE.
     --------------------------

     Each Stockholder hereby (a) authorizes the Stockholder Representative to take any and all actions (including the waiver of rights hereunder and the compromise of claims pursuant to Section 6.1(a) or (b)) permitted to be taken, or contemplated to be taken, by such Stockholder hereunder (in his capacity as a Stockholder) on behalf of such Stockholder (except for the approval of any amendment of this Agreement which would require the consent of such Stockholder pursuant to Section 8.5(b)) and (b) agrees to indemnify and hold harmless the members of the Stockholder Representative, from time to time, and each of its partners, shareholders, affiliates, directors, officers, fiduciaries, Stockholders and agents (each a "Stockholder Representative Indemnitee") from and against any and all Losses which any of them incur or suffer as a result of, arising out of or relating to any and all actions taken or omitted to be taken by the Stockholder Representative, except any such Losses that arise on account of such Stockholder Representative Indemnitee's gross negligence or willful misconduct. For purposes of this Agreement, the "Stockholder Representative" shall initially be Celerity Circuits, LLC, The KB Mezzanine Fund II, L.P. and Charles D. Dimick. At any time and from time to time following the Closing, a majority in interest of the Stockholders may select replacements for the members of the Stockholder Representative. The Stockholder Representative shall only act, or refrain from acting, with the approval of a majority of its members.

8.3. EXPENSES.
     --------

     All costs and expenses, including all legal fees and expenses, incurred in connection with each of the Documents and the transactions contemplated hereby and thereby shall be paid by the parties as set forth on Schedule 8.3.

8.4. LEGAL COUNSEL.
     -------------

     By its execution below, each of the parties hereto hereby acknowledges that he has been advised that Ropes & Gray has acted (and regularly acts) as counsel to the Bain Funds and their affiliates (including a prospective purchaser of the Discount Notes). In particular, each party is aware of potential conflicts involved in the representation by Ropes & Gray of the Bain Funds and their affiliates and confirms that (a) it has been advised to seek the advice of independent counsel in connection with the negotiation of this Agreement, the other Documents and the transactions contemplated hereby and thereby and (b) it has waived and does waive any conflicts which may arise out of the representation by Ropes & Gray of the Bain Funds and their affiliates in connection with the negotiation of this Agreement, the other Documents and the transactions contemplated hereby and thereby.

8.5. ENTIRE AGREEMENT; AMENDMENT.
     ---------------------------

     (a) This Agreement, the other Documents and the Exhibits and Schedules attached hereto and thereto, contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect thereto.

     (b) This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by Details Holdings, DCI and, in the case of any such amendment which would have the effect of (i) decreasing the consideration receivable by any Stockholder or (ii) adversely affecting the obligations of any Stockholder under Section 6.1(c), each such Stockholder.

8.6. SEVERABILITY.
     ------------

     It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invaliding the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.7. PUBLIC ANNOUNCEMENT.
     -------------------

     The parties will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and no party will issue any such press release or any such public statement prior to such consultation and the agreement of the other parties, except as may be required by law.

8.8. NOTICES.
     -------

     All notices or other communications which are required hereunder or otherwise delivered in connection herewith shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to DCI, to:

               Dynamic Circuits Inc.
               1831 Tarob Court
               Milpitas, CA 95035
               Attention: Charles Dimick
               Facsimile: (408) 935-9104
               Telephone: (408) 263-0940

          with a copy to:

               McCutchen, Doyle, Brown & Enersen, LLP
               3150 Porter Drive
               Palo Alto, California  94304-1212
               Attention: Gordon Yamate
               Facsimile: (650) 849-4800
               Telephone: (650) 849-4852

          if to Details Holdings, to:

               Details, Inc.
               1231 Simon Circle
               Anaheim, California 92806
               Attention: Bruce McMaster
               Facsimile: (714) 630-04077
               Telephone: (714) 640-6933
          in each case with a copy to:

              Bain Capital, Inc.
              Two Copley Place, 7th Floor
              Boston, MA 02116
              Attention: David Dominik
                         Ed Conard
              Facsimile: (617) 572-3274
              Telephone: (617) 572-3000

              and

              Celerity Partners
              11111 Santa Monica Boulevard
              Suite 1127
              Los Angeles, CA  90025
              Attention: Stephen E. Adamson
              Facsimile: (310) 268-1712
              Telephone: (310) 268-1710

              and

              Celerity Partners
              3000 Sand Hill Road
              Building 4, Suite 230
              Menlo Park, CA 94025
              Attention: Mark R. Benham
              Facsimile: (650) 233-2779
              Telephone: (650) 233-8250

              and

              Ropes & Gray
              One International Place
              Boston, MA 02110
              Attention: Alfred O. Rose
              Facsimile: (617) 951-7050
              Telephone: (617) 951-7372

          and, if to any Stockholder, to such Stockholder at the most recent address set forth for such Stockholder in the stock records of DCI (or, after the Closing, Details Holdings).

or to such other address as any party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of delivery, (b) in the case of a nationally-recognized overnight courier, day after sent, (c) in the case of facsimile transmission, when received, and (d) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted.

 8.9.  COUNTERPARTS.
       ------------

       This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

 8.10. GOVERNING LAW.
       -------------

       THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

 8.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
       ----------------------------------------------

       (a)  EACH OF THE PARTIES HEREBY:

            (i) FOR THE PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF AND BROUGHT BY ANY OTHER PARTY, IRREVOCABLY SUBMITS TO THE JURISDICTION OF (A) THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA (IN THE CASE OF DETAILS HOLDINGS) OR THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA

       (IN THE CASE OF DCI AND THE STOCKHOLDERS) OR (B) SOLELY TO THE EXTENT THAT THE ABOVE REFERENCED COURTS LACK SUBJECT MATTER JURISDICTION IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN SUCH DISTRICTS;

            (ii) WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION OR PROCEEDING, ANY CLAIM THAT
       (A) TO THE EXTENT SUCH PARTY HAS SUBMITTED TO THE JURISDICTION OF SUCH COURT PURSUANT TO CLAUSE (i) ABOVE, IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OR SUCH COURTS, (B) THE ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THE VENUE OF THE ACTION OR PROCEEDING IS IMPROPER; AND

            (iii) AGREES THAT, NOTWITHSTANDING ANY RIGHT OR PRIVILEGE IT MAY POSSESS AT ANY TIME, SUCH PARTY AND ITS PROPERTY ARE AND SHALL BE GENERALLY SUBJECT TO SUIT ON ACCOUNT OF THE OBLIGATIONS ASSUMED BY IT HEREUNDER.

       (b) EACH PARTY AGREES THAT SERVICES IN PERSON OR BY CERTIFIED OR REGISTERED U.S. MAIL TO ITS ADDRESS SET FORTH IN SECTION 8.6 SHALL CONSTITUTE VALID IN PERSONAM SERVICE UPON SUCH PARTY AND ITS SUCCESSORS AND ASSIGNS IN ANY
         --------
ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT HAS SUBMITTED TO JURISDICTION HEREUNDER.

       (c) EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY EACH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS EACH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

 8.12. BENEFITS OF AGREEMENT.
       ---------------------

       All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by DCI or the Stockholders without the consent of Details Holdings or by Details Holdings without the consent of DCI; provided, however, that Details Holdings and DCI may
                            --------  -------
transfer part of its rights and obligations hereunder to Persons who provide financing in connection with the transactions contemplated by this Agreement and the other Documents;

provided, further, however, that no such transfer shall relieve Details Holdings
--------  -------
or DCI of any obligations hereunder or thereunder.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the authorized representatives of each of the parties hereto as of the date first above written.


DETAILS HOLDINGS:               Details Holdings Corp.


                                By /s/ Bruce D. McMaster
                                   -----------------------------
                                   Name:  Bruce D. McMaster
                                   Title:


DCI:                            Dynamic Circuits Inc.


                                By /s/ Charles D. Dimick
                                   -----------------------------
                                   Name:  Charles D. Dimick
                                   Title:


STOCKHOLDERS:                   Celerity Circuits, LLC

                                By:Celerity Dynamo, LLC
                                    its Managing Member

                                     By: Celerity Partners I, L.P.
                                         its Managing Member

                                     By: Celerity Partners, LLC
                                         its General Partner


                                     By /s/ Mark R. Benham
                                        ------------------------------
                                        Name:  Mark R. Benham
                                        Title:

                                Bain Capital Fund V, L.P.
                                Bain Capital Fund V-B, L.P.

                                By: Bain Capital Partners V, L.P.,
                                    their general partner

                                    By: Bain Capital Investors V, Inc.,
                                        its general partner


                                    By /s/ David Dominik
                                      -------------------------------
                                       Name: David Dominik
                                       Title: Managing Director


                                BCIP Associates
                                BCIP Trust Associates, L.P.


                                By /s/ David Dominik
                                  -------------------------------
                                   Name:  David Dominik
                                   Title: a general partner


                                Churchill ESOP Capital Partners,
                                   A Minnesota Limited Partnership

                                By: Churchill Capital Investment Partners,
                                     its general partner

                                   By: Churchill Capital, Inc.,
                                        its general partner


                                   By /s/ David Wakefield
                                     -----------------------------
                                       Name:  David Wakefield
                                       Title:

                                The KB Mezzanine Fund, II, L.P.

                                By: EIP Capital Partners, L.P.
                                       its general partner

                                    By: Equinox Investment Partners, L.L.C.
                                        its general partner


                                   By /s/ Jonathan C. Stearns
                                     --------------------------------
                                       Name: Jonathan C. Steans
                                       Title:  Managing Member


                                Indosuez DCI Partners

                                By:Indosuez CM II, Inc.,
                                    its managing general partner


                                   By [SIGNATURE APPEARS HERE]
                                     --------------------------------
                                     Name:
                                     Title:


                                   By /s/ Matthew Linett
                                     --------------------------------
                                     Name:  Matthew Linett
                                     Title:

                                /s/ Charles D. Dimick
                                -----------------------------
                                     Charles D. Dimick


                                -----------------------------
                                     [Spouse]

                                /s/ John Peters
                                -----------------------------
                                     John Peters

                                /s/ Teresa Peters
                                -----------------------------
                                     Teresa Peters

                                 /s/ Larry Peiper
                                -----------------------------
                                     Larry Peiper

                                 /s/ Melanie Peiper
                                -----------------------------
                                     Melanie Peiper


                                Jaech/Seymour 1982 Family Trust

                                   /s/  Ron Jaech
                                By----------------------------
                                  Name: Ron Jaech
                                  Title:

                                   /s/  Joanna Seymour
                                By---------------------------
                                  Name: Joanna Seymour
                                  Title:

                                 /s/ Gary Sullivan
                                -----------------------------
                                     Gary Sullivan

                                 /s/ Jill Sullivan
                                -----------------------------
                                     [Spouse]

                                /s/ Thomas P. Caldwell
                                _____________________________
                                     Thomas P. Caldwell

                                /s/ Stepanie J. Caldwell
                                _____________________________
                                     [Spouse]

                                /s/ Eric Naroian
                                _____________________________
                                     Eric Naroian

                                /s/ Karen Naroian
                                _____________________________
                                     [Spouse]

                                /s/ Ronald Ryno
                                _____________________________
                                     Ronald Ryno

                                /s/ Andrea Ryno
                                _____________________________
                                     [Spouse]

                                /s/ Jeffrey Ryno
                                _____________________________
                                     Jeffrey Ryno

                                /s/ Valerie Ryno
                                _____________________________
                                     [Spouse]

                                /s/ Vernon Morgan
                                _____________________________
                                     Vernon Morgan

                                /s/ Ruth Morgan
                                _____________________________
                                     [Spouse]

                                /s/ Dick Galatian
                                -----------------------------
                                     Dick Galatian

                                /s/ Barbara Galatian
                                -----------------------------
                                     [Spouse]

                                                                    SCHEDULE 1.5
                                                                    ------------

                                  Deliveries
                                  ----------

                                                                    SCHEDULE 4.2
                                                                    ------------

                          Contracts to be Terminated
                          --------------------------

1.   1996 Stock Option Plan

2.   1997 Stock Option Plan

3.   DCI Stockholders Agreement

4.   Management Agreement among DCI, Celerity and Bain

                                                                    SCHEDULE 5.1
                                                                    ------------

                                   Documents
                                   ---------

1.   Details Holdings Stockholders Agreement

2.   Employment Agreements

3.   Option Agreements

4. Non-Compete and Technology Transfer Agreements dated as of July 23, 1998 between Details Holdings and each of Charles Dimick, John Peters, Greg Halvorson and Eric Naroian.